Filed with the Securities and Exchange Commission on October 17, 2023.

REGISTRATION NO. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EQUITABLE FINANCIAL LIFE INSURANCE COMPANY OF AMERICA

(Exact name of registrant as specified in its charter)

ARIZONA

(State or other jurisdiction of incorporation or organization)

86-0222062

(I.R.S. Employer Identification No.)

8501 IBM Drive, Suite 150, Charlotte, NC 28262-4333

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alfred Ayensu-Ghartey

Vice President and Associate General Counsel

Equitable Financial Life Insurance Company of America

8501 IBM Drive, Suite 150, Charlotte, NC 28262-4333

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon after the effective date of this Registration Statement as is practicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Structured Investment Option

Available Under EQUI-VEST® (Series 201), EQUI-VEST® Strategies (Series 900), EQUI-VEST® Strategies (Series 901), EQUI-VEST® VantageSM (NJACTS only), EQUI-VEST® Employer-Sponsored Retirement Plans ((Series 100) (TSA and EDC contracts only)) and EQUI-VEST® Employer-Sponsored Retirement Plans ((Series 200) (TSA and EDC contracts only)) Variable Annuity Contracts Issued by Equitable Financial Life Insurance Company of America and Equitable Life Insurance Company

Prospectus dated October 17, 2023

Please read and keep this Prospectus for future reference. It contains important information that you should know before purchasing or taking any other action under your EQUI-VEST® variable annuity contract. Also, this Prospectus must be read along with the appropriate EQUI-VEST® variable annuity contract prospectus. This Prospectus is in addition to the appropriate EQUI-VEST® variable annuity contract prospectus and all information in the appropriate EQUI-VEST® variable annuity contract prospectus continues to apply unless addressed by this Prospectus.

What is the Structured Investment Option?

The Structured Investment Option is an investment option available under EQUI-VEST® (Series 201), EQUI-VEST® Strategies (Series 900), EQUI-VEST® Strategies (Series 901), EQUI-VEST® VantageSM, EQUI-VEST® Employer-Sponsored Retirement Plans ((Series 100) (TSA and EDC contracts only)) and EQUI-VEST® Employer-Sponsored Retirement Plans ((Series 200) (TSA and EDC contracts only)) variable deferred annuity contracts issued by Equitable Financial Life Insurance Company of America and Equitable Life Insurance Company (the “Company”, “we”, “our” and “us”). See “Definition of key terms” later in this Prospectus for a more detailed explanation of terms associated with the Structured Investment Option. When we use the word “contract” it also includes certificates that are issued under group contracts in some states for EQUI-VEST® Series 201 and EQUI-VEST® Employer-Sponsored Retirement Plans ((Series 100 and Series 200) (TSA and EDC contracts only)), and certificates issued to participants under EQUI-VEST® Strategies Series 900 and 901 contracts. Unless otherwise indicated, when we use EQUI-VEST®, it also includes EQUI-VEST® Strategies Series 900 and 901 and EQUI-VEST® Employer-Sponsored Retirement Plans ((Series 100 and Series 200) (TSA and EDC contracts only)). The Structured Investment Option may not currently be available in all contracts or states. Not all Segment Types are available in all contracts.

The Structured Investment Option permits you to invest in one or more Segments, each of which provides performance tied to the performance of the S&P 500 Price Return Index, the Russell 2000® Price Return Index and the MSCI EAFE Price Return Index, for set periods of one, three or five years. We may offer Segments with different durations and different indices in the future. The Structured Investment Option does not involve an investment in any underlying portfolio. Instead, it is an obligation of the Company. Unlike an index fund, the Structured Investment Option provides a return at maturity designed to provide protection against certain decreases in the Index in exchange for a limitation on participation in certain increases in the Index through the use of Performance Cap Rates. Our minimum Performance Cap Rates for 1, 3, and 5-year Segments are 4%, 12%, and 20%, respectively. We will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. The extent of the downside protection at maturity is the first 10% or 20% of loss depending on the Segment Buffer applicable to that Segment. All guarantees are subject to the Company’s claims paying ability. There is a risk of a substantial loss of your principal because you agree to absorb all losses to the extent they exceed the protection provided by the Structured Investment Option at maturity. If you would like a guarantee of principal, we offer other investment options that provide such guarantees.

The total amount earned on an investment in a Segment of the Structured Investment Option is only applied at maturity. On any date prior to maturity, we calculate the interim value of the Segment as described in “Appendix I — Segment Interim Value”. This amount may be less than the amount invested and may be less than the amount you would receive had you held the investment until maturity. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. All other factors being equal, the Segment Interim Value would be lower the earlier a withdrawal or surrender is made during a Segment. Also, participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. This means you participate to a lesser extent in upside performance the earlier you take a withdrawal.

We reserve the right to discontinue the acceptance of, and/or place additional limitations on, contributions and/or transfers into any or all of the Segments comprising the Structured Investment Option. If we exercise this right, your ability to invest in your EQUI-VEST® contract, increase your account value and, consequently, increase your death benefit will be limited. However, subject to any limitations under your EQUI-VEST® contract, you could continue to invest in your contract through the other available investment options.

The terms on this page are only some of the terms associated with the Structured Investment Option. Please read this Prospectus for more details about the Structured Investment Option. Also, this Prospectus must be read along with your EQUI-VEST® contract prospectus, as well as your contract and contract rider for this option. Please refer to Definitions of key terms section of this prospectus that discusses these and other terms associated with the Structured Investment Option. Please refer to page 10 of this Prospectus for a discussion of risk factors.

The SEC has not approved or disapproved these securities or determined if this Prospectus is accurate or complete. Any representation to the contrary is a criminal offense. The contracts are not insured by the FDIC or any other agency. They are not deposits or other obligations of any bank and are not bank guaranteed. They are subject to investment risks and possible loss of principal.

Contents of this Prospectus

Segment Interim Value	I-1

Index Publishers	II-1

Segment Maturity Date and Segment Start Date examples	III-1

State contract availability and/or variations of certain features and benefits	IV-1

When we address the reader of this Prospectus with words such as “you” and “your,” we mean the person who has the right or responsibility that the Prospectus is discussing at that point. This is usually the contract owner or participant.

The Company

Equitable America is an Arizona stock life insurance corporation organized in 1969 with an administrative office located at 8501 IBM Drive, Suite 150-GR, Charlotte, NC 28262-4333. Equitable Financial is a New York stock life insurance corporation doing business since 1859 with its home office located at 1290 Avenue of the Americas, New York, NY 10104. We are indirect wholly owned subsidiaries of Equitable Holdings, Inc.

We are licensed to sell life insurance and annuities in all 50 states (except Equitable America is not licensed in the state of New York), the District of Columbia, Puerto Rico and the U.S. Virgin Islands. No other company has any legal responsibility to pay amounts that the Company owes under the contracts. The Company is solely responsible for paying all amounts owed to you under the contract.

How to reach us

Please refer to the “How to reach us” section of the appropriate variable annuity contract prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the Structured Investment Option and any Structured Investment Option transactions.

Reports we provide:

•	Written confirmation of financial transactions such as when money is transferred into a Segment from a Segment Holding Account.

•	Written confirmation of certain non-financial transactions such as when money is not transferred from a Segment Holding Account into a Segment on a Segment Start Date because the declared cap is less than the Performance Cap Threshold, if any; or because Segment maturity occurs after the contract maturity date; a Segment matures; when you change a Performance Cap Threshold; or when you change your current maturity instructions.

Telephone operated program support (“TOPS”) and Equitable Client portal systems:

Equitable Client portal is designed to provide you with information through the Internet. TOPS is designed to provide you with up-to-date information via touch-tone telephone.

On Equitable Client portal you can obtain information on:

•	the number of units you have in the Segment Holding Account;

•	the daily unit values for the Segment Holding Account; and

•	your Segment Interim Value.

You can also:

•	transfer into and out of the Segment Holding Account;

•	update your contribution allocations to the Segment Holding Account;

•	obtain information on your Performance Cap Threshold;

•	elect or change your Performance Cap Threshold;

•	obtain information on your instructions on file for allocating the Segment Maturity Value on the Segment Maturity Date; and

•	elect or change your Segment Maturity elections.

TOPS is designed to provide you with up-to-date information via touch-tone telephone.

On TOPS you will be able to:

•	obtain information on the number of units you have in the Segment Holding Account;

•	obtain information on the daily unit values for the Segment Holding Account;
•	obtain information on your Segment Interim Value;

•	obtain information on your Performance Cap Threshold;

•	elect or change your Performance Cap Threshold;

•	transfer into or out of the Segment Holding Account; and

•	update contribution allocations to the Segment Holding Account.

We reserve the right to discontinue offering TOPS at any time in the future.

We generally require that the following types of communications be on specific forms we provide for that purpose:

(1)	transfers into or out of the Segment Holding Account;

(2)	authorization for transfers, including transfers of your Segment Maturity Value on a Segment Maturity Date, by your financial professional;

(3)	establishing and changing a Performance Cap Threshold; and

(4)	providing instructions for allocating the Segment Maturity Value on the Segment Maturity Date.

We also have specific forms that we recommend you use for the following types of requests:

To cancel or change any of the following, we recommend that you provide the required written notification at least seven calendar days before the next scheduled transaction:

(1)	instructions on file for allocating the Segment Maturity Value on the Segment Maturity Date; and

(2)	instructions to withdraw your Segment Maturity Value on the Segment Maturity Date.

Some requests may be completed online; you can use our Equitable Client portal system to contact us and to complete such requests through the Internet. In the future, we may require that certain requests be completed online.

Definitions of key terms

Account Value — Your “account value” is the total of: (i) the values of your investment options under your applicable EQUI-VEST® contract outside of the Structured Investment Option, (ii) the values you have in the Segment Holding Account and (iii) your Segment Interim Values. Please refer to your EQUI-VEST® prospectus for additional information.

Business Day — Our “business day” is generally any day the New York Stock Exchange (“NYSE”) is open for regular trading and generally ends at 4:00 p.m. Eastern Time (or as of an earlier close of regular trading). If the Securities and Exchange Commission determines the existence of emergency conditions on any day, and consequently, the NYSE does not open, then that day is not a business day.

Company — Refers to Equitable Financial Life Insurance Company of America or Equitable Financial Life Insurance Company. The terms “we”, “us”, and “our” are also used to identify the issuing Company. Equitable America does not do business or issue contracts in the state of New York. Generally, Equitable Financial Life Insurance Company of America will issue contracts in all states except New York and Equitable Financial Life Insurance Company will issue contracts in New York. However, if any selling agent is an Equitable Advisors financial professional who has a business address in the state of New York, the issuing Company will be Equitable Financial Life Insurance Company, even if the contract is issued in a state other than New York.

Index — An Index used to determine the Segment Rate of Return for a Segment. We currently offer Segment Types based on the performance of the S&P 500 Price Return Index, the Russell 2000® Price Return Index and the MSCI EAFE Price Return Index. In the future, we may offer Segment Types based on other indices.

Index Performance Rate — For a Segment, the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date. The Index Performance Rate may be positive or negative.

Performance Cap Rate — The highest Segment Rate of Return that can be credited on a Segment Maturity Date.

Performance Cap Threshold — A minimum rate you may specify as a participation requirement that the Performance Cap Rate for a new Segment must equal or exceed in order for amounts to be transferred from a Segment Holding Account into a new Segment.

SEC — Securities and Exchange Commission.

Segment — An investment option we establish with a specific Index, Segment Duration, Segment Buffer, Segment Maturity Date and Performance Cap Rate.

Segment Buffer — The portion of any negative Index Performance Rate that we absorb on a Segment Maturity Date for a particular Segment. Any percentage decline in a Segment’s Index Performance Rate in excess of the Segment Buffer reduces your Segment Maturity Value. We currently offer Segment Buffers of -10% and -20%.

Segment Business Day — A business day that all indices underlying Segments available for similar investment options available under all our variable annuity contracts are scheduled to be open and to publish prices. A scheduled holiday for any one index disqualifies that day from being scheduled as a Segment Business Day for all Segments. We use Segment Business Days in this manner so that, based on published holiday schedules, we mature all Segments on the same day and start all new Segments on a subsequent day.

To obtain currently scheduled Segment Start Dates and Segment Maturity Dates, please see the following websites:

•	For EQUI-VEST® Series 201 contracts, please see www.equitable.com/equivestsio.

•	For EQUI-VEST® Strategies Series 900 contracts, please see www.equitable.com/equivestsio.

•	For EQUI-VEST® Strategies Series 901 contracts, please see www.equitable.com/equivestsio.

•	For EQUI-VEST® VantageSM Additional Contributions Tax-Sheltered (ACTS) Program — New Jersey Department of Higher Education certificates, please see www.equitable.com/nj.

•	For EQUI-VEST® Employer-Sponsored Retirement Plans (Series 100 and Series 200) (TSA and EDC contracts only) contracts, please see www.equitable.com/equivestsio.

This design, among other things, facilitates the roll over of maturing Segment Investments into new Segments. It is possible that due to emergency conditions, an Index cannot provide a price on a day that was scheduled to be a Segment Business Day. If the NYSE experiences an emergency close and cannot publish any prices, we cannot mature or start any Segments.

Segment Duration — The period from the Segment Start Date to the Segment Maturity Date. We currently offer Segment Durations of one year, three years or five years.

Segment Holding Account — An account that holds all contributions and transfers allocated to the Segment Type pending investment in a Segment. The Segment Holding Account is part of the EQ/Money Market variable investment option. If we were to offer different Segment Types in the future, there would be a Segment Holding Account for each Segment Type.

Segment Interim Value — The value of your investment in a Segment prior to the Segment Maturity Date.

Segment Investment — The amount transferred to a Segment on its Segment Start Date, as adjusted for any withdrawals and charges from that Segment.

Segment Maturity Date — The Segment Business Day on which a Segment ends. This is generally the first Segment Business Day occurring after the 13th of the same month as the Segment Start Date in the calendar year in which the Segment Duration ends.

Segment Maturity Date Requirement — You will not be invested in a Segment if the Segment Maturity Date is later than your EQUI-VEST® contract maturity date.

Segment Maturity Value — The value of your investment in a Segment on the Segment Maturity Date.

Segment Participation Requirements — The requirements that must be met before we transfer amounts from a Segment Holding Account to a new Segment on a Segment Start Date.

Segment Rate of Return — If the Index Performance Rate is positive, then the Segment Rate of Return is a rate equal to the Index Performance Rate, but not more than the Performance Cap Rate. If the Index Performance Rate is negative, but declines by a percentage less than or equal to the Segment Buffer, then the Segment Rate of Return is 0%. If the Index Performance Rate is negative, and declines by more than the Segment Buffer, then the Segment Rate of Return is negative, but will not reflect the first -10% or -20% of downside performance, depending on the Segment Buffer applicable to that Segment.

Segment Return Amount — Equals the Segment Investment multiplied by the Segment Rate of Return.

Segment Start Date — The Segment Business Day on which a new Segment is established. This is generally the second Segment Business Day occurring after the 13th of each month.

Segment Type — Comprises all Segments having the same Index, Segment Duration, and Segment Buffer. Each Segment Type has a corresponding Segment Holding Account.

Structured Investment Option — An investment option that permits you to invest in various Segments, each tied to the performance of an Index, and participate in the performance of the Index.

Structured Investment Option at a glance — key features

Structured Investment Option	See “Definition of key terms” on the prior page and “Description of the Structured Investment Option” later in this Prospectus for more detailed explanations of terms associated with the Structured Investment Option.

• Seven Segment Types with Segment Durations of one, three and five years.

•   Investments in Segments are not investments in underlying mutual funds; Segments are not “index funds.” A Segment Type offers an opportunity to invest in a Segment that is tied to the performance of an Index. You participate in the performance of an Index by investing in a Segment. You do not participate in the investment results of any assets we hold in relation to a Segment. We hold assets in a “non-unitized” separate account we have established under the New York Insurance Law to support our obligations under the Structured Investment Option. We calculate the results of an investment in a Segment pursuant to one or more formulas described later in this Prospectus. Depending upon the performance of the Index, you could lose money by investing in one or more Segments.

•   The Index is used to determine the Segment Rate of Return for a Segment. We currently offer Segment Types based on the performance of the S&P 500 Price Return Index, the Russell 2000® Price Return Index, and the MSCI EAFE Price Return Index. In the future, we may offer Segment Types based on other indices.

• The Segment Return Amount (which equals the Segment Investment multiplied by the Segment Rate of Return) will only be applied on the Segment Maturity Date.

•   The Segment Rate of Return could be positive, zero, or negative. There is a risk of a substantial loss of your principal because you agree to absorb all losses to the extent they exceed the applicable Segment Buffer.

•   We will declare a Performance Cap Rate for each Segment, on the Segment Start Date. The Performance Cap Rate is the highest Segment Rate of Return that can be credited on the Segment Maturity Date for that Segment. The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment. Our minimum Performance Cap Rates for 1, 3, and 5-year Segments are 4%, 12%, and 20%, respectively. We will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. In some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment.

•   You can set a Performance Cap Threshold for any Segment Type in which you plan to invest. By doing so, amounts you allocate to a Segment Holding Account will only be transferred into a new Segment if the Performance Cap Rate we declare for that Segment is equal to or exceeds your Performance Cap Threshold. If you do not specify a Performance Cap Threshold, or your Performance Cap Threshold expires, you risk the possibility that you will be automatically transferred into a Segment with a Performance Cap Rate that does not meet your investment objectives. For more information about the operation of Performance Cap Thresholds, see “Segment Participation Requirements” in “Description of the Structured Investment Option” later in this Prospectus.

•   On any date prior to maturity, we calculate the Segment Interim Value for each Segment as described in “Appendix I — Segment Interim Value”. This amount may be less than the amount invested and may be less than the amount you would receive had you held the investment until maturity. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. All other factors being equal, the Segment Interim Value would be lower the earlier a withdrawal or surrender is made during a Segment. Also, participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. This means you participate to a lesser extent in upside performance the earlier you take a withdrawal.

•   Both the Performance Cap Rate and the Segment Buffer are rates of return from the Segment Start Date to the Segment Maturity Date, not annual rates of return, even if the Segment Duration is longer than one year. Therefore your Performance Cap Threshold is also not an annual rate, as it is based on the Segment Duration.

Structured Investment Option (continued)	• The highest level of protection on a Segment Maturity Date is the -20% Segment Buffer and the lowest level of protection is the -10% Segment Buffer.

• This product generally offers greater upside potential, but less downside protection, on a Segment Maturity Date than fixed index annuities, which provide a guaranteed minimum return.

• A specified minimum amount must be accumulated in the Segment Holding Account before it can be swept into a Segment (variations may apply).

• Contributions or amounts accumulated in other investment options can be allocated to the Segment Holding Account.

• Your entire account value can be allocated to the Structured Investment Option.

• We reserve the right to suspend or terminate contributions and/or transfers into the Segment Holding Account.
Fees and charges	Please see “Fee table summary” later in this section for complete details.

The table above summarizes only certain current key features of the Structured Investment Option. The table also summarizes certain current limitations, restrictions and exceptions to those features that we have the right to impose under the Structured Investment Option and that are subject to change in the future. In some cases, other limitations, restrictions and exceptions may apply. The Structured Investment Option may not currently be available in all contracts or states.

For more detailed information, we urge you to read the contents of this Prospectus in conjunction with your EQUI-VEST® variable annuity prospectus, as well as your contract. This Prospectus is a disclosure document and describes all of the Structured Investment Option material features, benefits, rights and obligations, as well as other information. The Prospectus should be read carefully before investing. Please feel free to speak with your financial professional, or call us, if you have any questions.

Fee table summary

The following table describes the fees and expenses that you will pay when electing and making surrenders and other distributions (including loans and charges) from the Structured Investment Option.

Adjustments for early surrender or other distribution from a Segment
When calculation is made	Maximum amount that may be lost(1)
	-10% Buffer	-20% Buffer
Segment Interim Value is applied on surrender or other distribution (including loans and charges) from a Segment prior to its Segment Maturity Date	90% of Segment Investment	80% of Segment Investment

Notes:

(1)

The actual amount of the Segment Interim Value calculation is determined by a formula that depends on, among other things, the Segment Buffer and how the Index has performed since the Segment Start Date, as discussed in detail under “Appendix I” later in this Prospectus. The maximum loss would occur if there is a total distribution for a Segment with a -10% or -20% buffer at a time when the Index price has declined to zero. If you surrender or cancel your variable annuity contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate.

This fee table applies specifically to the Structured Investment Option and should be read in conjunction with the fee table in your EQUI-VEST® contract prospectus.

1. Risk factors

This section discusses risks associated with some features of the Structured Investment Option. See “Definition of key terms” earlier in this Prospectus and “Description of the Structured Investment Option” later in this Prospectus for more detailed explanations of terms associated with the Structured Investment Option.

•	There is a risk of a substantial loss of your principal because you agree to absorb all losses from the portion of any negative Index Performance Rate that exceeds the Segment Buffer for any Segment at maturity. Currently, the only levels of protection are the -10% or the -20% Segment Buffers at maturity.

•	Your Segment Rate of Return for a Segment is limited by its Performance Cap Rate, which could cause your Segment Rate of Return to be lower than it would otherwise be if you invested in a mutual fund or exchange-traded fund designed to track the performance of the Index.

•	We declare a Performance Cap Rate for each Segment, which is the highest Segment Rate of Return that can be credited on the Segment Maturity Date for that Segment. The Performance Cap Rate may limit your participation in any increases in the underlying Index associated with a Segment. Our minimum Performance Cap Rates for 1, 3, and 5-year Segments are 4%, 12%, and 20%, respectively. We will not open a Segment with a Performance Cap Rate below the applicable minimum Performance Cap Rate. In some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment.

•	The Performance Cap Rate is determined on the Segment Start Date. You will not know the rate in advance. Prior to the Segment Start Date, you may elect a Performance Cap Threshold. The threshold represents the minimum Performance Cap Rate you find acceptable for a particular Segment. If we declare a cap that is lower than the threshold you specify, you will not be invested in that Segment and your account value will remain in that Segment Holding Account until the next available Segment for which your threshold is met or you provide us with alternative instructions. You risk having amounts remain in Segment Holding Accounts for lengthy periods of time rather than being invested in Segments. If you do not specify a threshold, you risk the possibility that the Performance Cap Rate established will have a lower cap than you would find acceptable. We will not open a Segment if the Performance Cap Rate for 1, 3, and 5-year Segments would be less than 4%, 12%, and 20%, respectively. The Performance Cap Rate is a rate of return from the Segment Start Date to the Segment Maturity Date.
•	The method we use in calculating your Segment Interim Value may result in an amount lower than your Segment Investment, even if the Index has experienced positive investment performance since the Segment Start Date. Also, this amount may be less than the amount you would receive had you held the investment until maturity.

•	If you take a withdrawal, including required minimum distributions, and there is insufficient value in the other investment options available under your EQUI-VEST® contract and the Segment Holding Account, we will withdraw amounts pro rata from any active Segments in your EQUI-VEST® contract. Amounts withdrawn from active Segments will be valued using the formula for calculating the Segment Interim Value.

•	Amounts paid on death or surrender before the Segment Maturity Date, will be based on the Segment Interim Value.

•	Any calculation of the Segment Interim Value will generally be affected by changes in both the volatility and level of the Index, as well as interest rates. The calculation of the Segment Interim Value is linked to various factors, including the value of a basket of put and call options on the Index as described in “Appendix I” of this Prospectus. The Segment Interim Value will generally be negatively affected by increases in the expected volatility of index prices, interest rate increases, and by poor market performance. All other factors being equal, the Segment Interim Value would be lower the earlier a withdrawal or surrender is made during a Segment. Also, participation in upside performance for early withdrawals is pro-rated based on the period those amounts were invested in a Segment. This means you participate to a lesser extent in upside performance the earlier you take a withdrawal.

•	You cannot transfer out of a Segment prior to its maturity to another investment option. You can only make withdrawals out of a Segment or surrender your EQUI-VEST® contract. The amount you would receive would be calculated using the formula for the Segment Interim Value.

•	We may not offer new Segments. Therefore, a Segment may not be available for you to transfer your Segment Maturity Value into after the Segment Maturity Date.

•	We have the right to substitute an alternative index prior to Segment Maturity if the publication of the Index is discontinued or at our sole discretion we determine that our use of the Index should be discontinued or if the calculation of the Index is substantially changed. If we substitute an index for an existing Segment, we would not change the Segment Buffer or Performance Cap Rate. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index.

•	The amounts held in the Segment Holding Account may earn a return that is less than the return you might have earned if those amounts were held in another investment option.

•	The level of risk you bear and your potential investment performance will differ depending on the investments you choose.

•	If your account value falls below the applicable minimum account size as a result of a withdrawal, your EQUI-VEST® contract may terminate.

•	No company other than the Company has any legal responsibility to pay amounts that the Company owes under the contract. You should look to the financial strength of the Company for its claims-paying ability.

COVID-19

The COVID-19 pandemic has negatively impacted the U.S. and global economies. A wide variety of factors continue to impact financial and economic conditions, including, among others, volatility in the financial markets, rising inflation rates, supply chain disruptions, continued low interest rates and changes in fiscal or monetary policy. Efforts to prevent the spread of COVID-19 have affected our business directly in a number of ways, including through the temporary closures of many businesses and schools and the institution of social distancing requirements in many states and local communities. Businesses or schools that have reopened have restricted or limited access for the foreseeable future and may do so on a permanent or episodic basis. As a result, our ability to sell products through our regular channels and the demand for our products and services has been significantly impacted.

While we have implemented risk management and contingency plans with respect to the COVID-19 pandemic, such measures may not adequately protect our business from the full impacts of the pandemic. Currently, most of our employees and advisors are continuing to work remotely. Extended periods of remote work arrangements could introduce additional operational risk including, but not limited to, cybersecurity risks, and impair our ability to effectively manage our business. We also outsource a variety of functions to third parties whose business continuity strategies are largely outside our control.

Economic uncertainty resulting from the COVID-19 pandemic may have an adverse effect on product sales and result in existing policyholders withdrawing at greater rates. COVID-19 could have an adverse effect on our insurance business due to increased mortality and morbidity rates. The cost of reinsurance to us for these policies could increase, and we may encounter decreased availability of such reinsurance. If policyholder lapse and surrender rates or premium waivers significantly exceed our expectations, we may need to change our assumptions, models or reserves.

Our investment portfolio has been, and may continue to be, adversely affected by the COVID-19 pandemic. Our investments in mortgages and commercial mortgage-backed securities have been, and could continue to be, negatively affected by delays or failures of borrowers to make payments of principal and interest when due. In some jurisdictions, local governments have imposed delays or moratoriums on many forms of enforcement actions. Furthermore, declines in equity markets and interest rates, reduced liquidity or a continued slowdown in the U.S. or in global economic conditions may also adversely affect the values and cash flows of investments. Market volatility also caused significant increases in credit spreads, and any continued volatility may increase our borrowing costs and decrease product fee income. Further, severe market volatility may leave us unable to react to market events in a prudent manner consistent with our historical investment practices.

The extent of the COVID-19 pandemic’s impact on us will depend on future developments that are still highly uncertain, including the severity and duration of the pandemic, actions taken by governments and other third parties in response to the pandemic and the availability and efficacy of vaccines against COVID-19 and its variants.

Cybersecurity risks and catastrophic events

We rely heavily on interconnected computer systems and digital data to conduct our variable product business. Because our variable product business is highly dependent upon the effective operation of our computer systems and those of our business partners, our business is vulnerable to disruptions from utility outages, and susceptible to operational and information security risks resulting from information systems failure (e.g., hardware and software malfunctions), and cyberattacks. These risks include, among other things, the theft, misuse, corruption and destruction of data maintained online or digitally, interference with or denial of service, attacks on websites and other operational disruption and unauthorized use or abuse of confidential customer information. Systems failures and cyberattacks, as well as, any other catastrophic event, including natural and manmade disasters, public health emergencies, pandemic diseases, terrorist attacks, floods or severe storms affecting us, any third-party administrator, the underlying funds, intermediaries and other affiliated or third-party service providers may adversely affect us, our business operations and your account value. Systems failures and cyberattacks may also interfere with our processing of contract transactions, including the processing of orders from our website or with the underlying funds, impact our ability to calculate account values, cause the release and possible destruction of confidential customer or business information, impede order processing, subject us and/or our service providers and intermediaries to regulatory fines and financial losses and/or cause reputational damage. In addition, the occurrence of any pandemic disease (like COVID-19), natural disaster, terrorist attack or any other event that results in our workforce, and/or employees of service providers and/or third-party administrators, being compromised and unable or unwilling to fully perform their responsibilities, could likewise result in interruptions in our service, including our ability to issue contracts and process contract transactions. Even when our workforce and employees of our service providers and/or third-party administrators can work remotely, those remote work arrangements could result in our business operations being less efficient than under normal circumstances and lead to delays in our issuing contracts and processing of other contract-related transactions, as well as possibly being more susceptible to cyberattacks. Cybersecurity risks and catastrophic events may also impact the issuers of securities in which the underlying funds invest, which may cause the funds underlying your contract to lose value. While there can be no assurance that we or the underlying funds or our service providers will avoid losses affecting your contract due to cyberattacks, information security breaches or other catastrophic events in the future, we take reasonable steps to mitigate these risks and secure our systems and business operations from such failures, attacks and events.

2. Description of the Structured Investment Option

Structured Investment Option

The Structured Investment Option consists of Segment Types which provide a rate of return tied to the performance of an Index. Each month, you have the opportunity to invest in a Segment, subject to the requirements, limitations and procedures disclosed in this section. Investments in Segments are not investments in underlying mutual funds; Segments are not “index funds.” The Structured Investment Option is not available in all states. Please contact the customer service group referenced in the Prospectus or your financial professional for information on state availability. Also, see “Appendix: State contract availability and/or variations of certain features and benefits” for more information.

Segment Holding Account — an account that holds all contributions and transfers allocated to a Segment Type pending investment in a Segment. The Segment Holding Account is part of the EQ/Money Market variable investment option.

Segment Start Date — the Segment Business Day on which a new Segment is established. This is generally the second Segment Business Day occurring after the 13th of each month.

Segment Investment — the amount transferred to a Segment on its Segment Start Date, as adjusted for any withdrawals and charges from that Segment.

Segment Type

We currently offer seven Segment Types. We intend to offer a Segment each month, on the Segment Start Date. We are not obligated to offer any one particular Segment Type. Also, we are not obligated to offer any Segment Type. A Segment Type refers to Segments that have the same Index, Segment Duration, and Segment Buffer. A Segment Type has a corresponding Segment Holding Account. Please refer to the “Definitions of key terms” section earlier in this Prospectus for a discussion of these terms. Not all Segment Durations are available in all states. Please see “Appendix: State contract availability and/or variations of certain features and benefits” for more information.

Segment Business Day — a business day that all indices underlying Segments available for similar investment options available under all our variable annuity contracts are scheduled to be open and to publish prices. A scheduled holiday for any one index disqualifies that day from being scheduled as a Segment Business Day for all Segments. We use Segment Business Days in this manner so that, based on published holiday schedules, we mature all Segments on the same day and start all new Segments on a subsequent day.

To obtain currently scheduled Segment Start Dates and Segment Maturity Dates, please see the following websites:

•	For EQUI-VEST® Series 201 contracts, please see www.equitable.com/equivestsio
•	For EQUI-VEST® Strategies Series 900 contracts, please see www.equitable.com/equivestsio.

•	For EQUI-VEST® Strategies Series contracts, please see www.equitable.com/equivestsio.

•	For EQUI-VEST® VantageSM contracts, please see www.equitable.com/nj.

•	For EQUI-VEST® Employer-Sponsored Retirement Plans (Series 100 and Series 200) (TSA and EDC contracts only) contracts, please see www.equitable.com/equivestsio.

This design, among other things, facilitates the roll over of maturing Segment Investments into new Segments. It is possible that due to emergency conditions, an Index cannot provide a price on a day that was scheduled to be a Segment Business Day. If the NYSE experiences an emergency close and cannot publish any prices, we cannot mature or start any Segments.

Segment Duration — the period from the Segment Start Date to the Segment Maturity Date. We currently offer Segment Durations of one year, three years and five years.

Segment Buffer — the portion of any negative Index Performance Rate that we absorb on a Segment Maturity Date for a particular Segment. Any percentage decline in a Segment’s Index Performance Rate in excess of the Segment Buffer reduces your Segment Maturity Value. We currently offer Segment Buffers of -10% and -20%.

The following Segment Types are currently available:

Index	Segment Duration	Segment Buffer
S&P 500 Price Return Index	1 year	-10%
S&P 500 Price Return Index	3 year	-20%
S&P 500 Price Return Index	5 year	-20%
Russell 2000® Price Return Index	1 year	-10%
Russell 2000® Price Return Index	3 year	-20%
Russell 2000® Price Return Index	5 year	-20%
MSCI EAFE Price Return Index	1 year	-10%

At maturity, the highest level of protection is the -20% Segment Buffer and the lowest level of protection is the -10% Segment Buffer.

The Indices are described in more detail below, under the heading “Indices.”

Each Segment has a Performance Cap Rate that we set on the Segment Start Date. See “Performance Cap Rate” below.

For example, a Segment could be S&P 500 Price Return Index/ 1 year/-10%/September 2023 with a 20% Performance Cap Rate declared on the Segment Start Date. This means that you will participate in the performance of the S&P 500 Price Return Index for one year starting from the September 2023 Segment Start Date. If the Index performs positively during this period, your rate of return at maturity could be as much as 20% for that Segment Duration. If the Index performs negatively during this period, at maturity you will be protected from the first 10% of the Index’s decline. If the Index performance is between -10% and 0%, your Segment Return Amount at maturity will equal your Segment Investment.

Performance Cap Rate — the highest Segment Rate of Return that can be credited on a Segment Maturity Date.

Index Performance Rate — for a Segment, the percentage change in the value of the Index from the Segment Start Date to the Segment Maturity Date. The Index Performance Rate may be positive or negative.

Performance Cap Threshold — the minimum rate you may specify as a participation requirement that the Performance Cap Rate for a new Segment must equal or exceed in order for amounts to be transferred from the Segment Holding Account into a new Segment.

Both the Performance Cap Rate and the Segment Buffer are rates of return from the Segment Start Date to the Segment Maturity Date. The performance of the Index, the Performance Cap Rate and the Segment Buffer are all measured from the Segment Start Date to the Segment Maturity Date, and the Performance Cap Rate and Segment Buffer apply if you hold the Segment until the Segment Maturity Date. If you surrender or cancel your EQUI-VEST® contract, die or make a withdrawal from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate. Please see “Your account value in the Structured Investment Option” later in this section. A partial withdrawal from a Segment does not affect the Performance Cap Rate and Segment Buffer that apply to any remaining amounts that are held in the Segment through the Segment Maturity Date.

We reserve the right to offer any or all Segment Types less frequently than monthly or to stop offering any or all of them or to suspend offering any or all of them temporarily. Please see “Suspension, termination and changes to the Segment Type and Index” later in this section. We may also add different Segment Types in the future.

You may not have more than 12 active Segments in addition to the Segment Holding Account.

Indices

Each Segment Type references an Index that determines the performance of its associated Segments. We currently offer Segment Types based on the performance of the S&P 500 Price Return Index, the Russell 2000® Price Return Index and

the MSCI EAFE Price Return Index. Throughout this Prospectus, we refer to these indices using the term “Index” or, collectively, “Indices.”

Please note that each Index is a price return index, which means that changes in the value of the Index are determined solely by changes in the price of each security included in the Index. By contrast, a total return index also includes the value of all dividends, interest, rights offerings or other distributions associated with each security included in the index. For example, the value of the S&P 500 Total Return Index incorporates dividends and other distributions by assuming that they are reinvested in the entire index.

S&P 500 Price Return Index. The S&P 500 Price Return Index was established by Standard & Poor’s. The S&P 500 Price Return Index includes 500 leading companies in leading industries of the U.S. economy, capturing 75% coverage of U.S. equities. The S&P 500 Price Return Index does not include dividends declared by any of the companies included in this Index.

Russell 2000® Price Return Index. The Russell 2000® Price Return Index was established by Russell Investments. The Russell 2000® Price Return Index measures the performance of the small-cap segment of the U.S. equity universe. The Russell 2000® Price Return Index is a subset of the Russell 3000® Index representing approximately 10% of the total market capitalization of that index. It includes approximately 2,000 of the smallest securities based on a combination of their market cap and current index membership. The Russell 2000® Price Return Index does not include dividends declared by any of the companies included in this Index.

MSCI EAFE Price Return Index. The MSCI EAFE Price Return Index was established by MSCI. The MSCI EAFE Price Return Index is a free float-adjusted market capitalization index that is designed to measure the equity market performance of developed markets, excluding the US and Canada. As of the date of this Prospectus the MSCI EAFE Price Return Index consisted of the following 22 developed market country indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Israel, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. The MSCI EAFE Price Return Index does not include dividends declared by any of the companies included in this Index.

Segment Holding Account

Any contribution or transfer designated for a Segment Type will be allocated to the Segment Holding Account until the Segment Start Date. The Segment Holding Account is part of the EQ/Money Market variable investment option. Please see “Separate Account Annual Expenses” later in this Prospectus for more information regarding non-guaranteed charge waivers in the Segment Holding Account. You must transfer or contribute to the Segment Holding Account for the corresponding Segment Type if you want to invest in a Segment; you cannot transfer or contribute directly to a Segment.

You can transfer amounts from the Segment Holding Account into any of the investment options, or another Segment Holding Account at any time up to the close of business on the last business day before the Segment Start Date.

Please refer to the “How to reach us” section in your EQUI-VEST® variable annuity contract prospectus for more information regarding contacting us and communicating your instructions. We also have specific forms that we recommend you use for electing the Structured Investment Option and any Structured Investment Option transactions.

Segment Start Date

Each Segment will have a Segment Start Date, which is generally the second Segment Business Day occurring after the 13th of the month. However, the Segment Start Date may sometimes be a later date under certain circumstances. Please see “Setting the Segment Maturity Date and Segment Start Date” below.

Segment Rate of Return

If the Index Performance Rate is positive, then the Segment Rate of Return is a rate equal to the Index Performance Rate, but not more than the Performance Cap Rate. If the Index Performance Rate is negative, but declines by a percentage less than or equal to the Segment Buffer, then the Segment Rate of Return is 0%. If the Index Performance Rate is negative, and declines by more than the Segment Buffer, then the Segment Rate of Return is negative, but will not reflect the first -10% or -20% of downside performance, depending on the Segment Buffer applicable to that Segment.

Performance Cap Rate

The Performance Cap Rate is the maximum Segment Rate of Return that each Segment will be credited with on the Segment Maturity Date. We will declare a Performance Cap Rate for each Segment on the Segment Start Date.

Because we declare the Performance Cap Rate for a Segment on its Segment Start Date, you will not know the Performance Cap Rate for a new Segment until your account value has been transferred from the corresponding Segment Holding Account into the Segment. You may not transfer out of a Segment before the Segment Maturity Date. Please see “Transfers” below. For this reason, we permit you to specify a Performance Cap Threshold, which we describe below under “Segment Participation Requirements.” For more information regarding transfer restrictions, please see “Transfers” later on in this Prospectus and your EQUI-VEST® contract prospectus.

The Performance Cap Rate may limit your participation in any increase in the underlying Index associated with a Segment. Our minimum Performance Cap Rates for 1, 3, and 5-year Segments are 4%, 12%, and 20%, respectively. For more information about the Segment suspension, see “Suspension, Termination and Changes to Segment Types and Indices” later in this section. We guarantee that for the life of your contact we will not open a Segment with a Performance Cap Rate below the applicable minimum

Performance Cap Rate. In some cases, we may decide not to declare a Performance Cap Rate for a Segment, in which case there is no maximum Segment Rate of Return for that Segment and you will receive the Index Performance Rate for that Segment subject to the Segment Buffer.

Please note that the Performance Cap Rate and Segment Rate of Return are rates of return from the Segment Start Date to the Segment Maturity Date. The Performance Cap Rate is set at our sole discretion.

Segment Participation Requirements

All amounts in the Segment Holding Account as of the close of business on the business day preceding the Segment Start Date, plus any earnings on those amounts, will be transferred into the Segment on the Segment Start Date, provided that all participation requirements are met.

Amounts transferred into the Segment Holding Account on a Segment Start Date will not be included in any new Segment created that day. These amounts will remain in the Segment Holding Account until they are transferred out or the next Segment Start Date on which the participation requirements are met for the amounts to be transferred into a new Segment.

If you change your Performance Cap Threshold on a Segment Start Date, that Performance Cap Threshold will not affect the participation requirements for any Segment created that day. For example if you have a Performance Cap Threshold on file of 6.0%, but change it to 9.0% on a Segment Start Date, any amounts in the Segment Holding Account will be transferred into a new Segment of the Segment Type that we create that day with a Participation Cap Rate equal to or higher than 6.00%, if the other participation requirements are met. For example, a Performance Cap Rate of 7.0% would meet your Performance Cap Threshold on that Segment Start Date.

The following participation requirements must be met on a Segment Start Date in order for any amount designated for a Segment Type to be transferred from a Segment Holding Account into the designated new Segment: (1) A minimum amount of $1,000 (variations may apply) must be in the Segment Holding Account; (2) Segment is available; (3) Segment Maturity Date Requirement is met; and (4) Performance Cap Threshold is met. If these requirements are met, your account value in the Segment Holding Account will be transferred into a new Segment. This amount is your initial Segment Investment.

The following participation requirements must be met on a Segment Start Date in order for any amount designated for a Segment Type to be transferred from a Segment Holding Account into the designated new Segment: (1) minimum sweep amount is met; (2) Segment is available; (3) Segment Maturity Date Requirement is met; and (4) Performance Cap Threshold is met. If these requirements are met, your account value in the Segment Holding Account will be transferred into a new Segment. This amount is your initial Segment Investment.

(1) Minimum sweep amount is met. For Segments with a duration of greater than 1 year, the minimum amount that must be in the Segment Holding Account before it will be transferred into a new Segment is $1,000. For 1-year Segments, the minimum amount that must be accumulated in the Segment Holding Account before it will be swept into a 1-year Segment varies as follows:

•	For EQUI-VEST® (Series 201), EQUI-VEST Employer-Sponsored Retirement Plans (Series 100) and EQUI-VEST® Employer-Sponsored Retirement Plans (Series 200) TSA and EDC contracts only, EQUI-VEST® Strategies (Series 900) and EQUI-VEST® Strategies (Series 901) contracts, the minimum amount that must be in the Segment Holding Account for a 1-year Segment before it will be transferred into a new 1-year Segment is $5.00 in most states. Please contact the customer service group referenced in the Prospectus or your financial professional for information on state availability. Also see “Appendix” State contract availability and/or variations of certain features and benefits” for more information on state variations to the minimum amount that must be accumulated in the Segment Holding Account before it will be swept into a 1-year Segment.

•	EQUI-VEST® VantageSM contracts, the minimum amount that must be in the Segment Holding Account for a 1-year Segment before it will be transferred into a new 1-year Segment is $1,000.

(2) Segment is available. We may suspend or terminate any Segment Type, at our sole discretion, at any time. If we terminate a Segment Type, no new Segments of that Segment Type will be created, and the amount that would have been transferred to the Segment will be transferred to the EQ/Money Market variable investment option instead. If we suspend a Segment Type, no new Segments of that Segment Type will be created until the suspension ends, and the amount that would have been transferred to the Segment will remain in the Segment Holding Account.

(3) Segment Maturity Date Requirement is met. The Segment Maturity Date must occur on or before the contract maturity date. If the Segment Maturity Date is after the EQUI-VEST® contract maturity date, your account value in the Segment Holding Account will be transferred to the EQ/Money Market variable investment option.

(4) Performance Cap Threshold is met. When you allocate a contribution or transfer to a Segment Type, you may specify a Performance Cap Threshold in a whole percentage rate of 6%, 7%, 8% or 9%. Your value in the Segment Holding Account will not be transferred into the corresponding Segment unless the Performance Cap Rate we declare on the Segment Start Date is equal to or higher than your Performance Cap Threshold, and the other participation requirements are met.

For example, you may specify a Performance Cap Threshold of 8.0%. If we set a Performance Cap Rate of 8.0% or higher for the next available Segment of that Segment Type, then we will transfer the applicable account value to the new

Segment, provided all other requirements and conditions are met. However, if we set the Performance Cap Rate at 7.9% for that Segment, the applicable account value would not be transferred to the new Segment and your account value will remain in the Segment Holding Account, until the next available Segment for which your threshold is met.

If you specify a Performance Cap Threshold, it will remain in effect until you change it.

If you do not specify a Performance Cap Threshold, then we will transfer your account value from the Segment Holding Account into a Segment, regardless of how low the Performance Cap Rate may be if the other participation requirements are met.

Once your account value has been swept from a Segment Holding Account into a Segment, transfers into or out of that Segment before its Segment Maturity Date are not permitted.

We permit you, but do not require you, to specify a Performance Cap Threshold so that you have additional flexibility in managing your contract. We do not require that you select a Performance Cap Threshold because you may wish to invest in a Segment regardless of the particular Performance Cap Rate. If you do not specify a threshold, you risk the possibility that the Performance Cap Rate established will have a lower cap on returns than you would otherwise find acceptable. You may wish to discuss with your financial professional whether to specify a Performance Cap Threshold and, if so, at what percentage.

You will receive confirmation of any Performance Cap Threshold you set that indicates the date on which the Performance Cap Threshold expires. You can also monitor your Performance Cap Thresholds, including their expiry dates, using Equitable Client portal.

Segment Maturity Date

Your Segment Maturity Date is generally the first Segment Business Day occurring after the 13th day of the same month as the Segment Start Date in the calendar year in which the Segment Duration ends. However, the Segment Maturity Date in a particular month may be a later date under certain circumstances. Please see “Setting the Segment Maturity Date and Segment Start Date” below.

You may tell us how to allocate the Segment Maturity Value among the investment options. You may tell us either to follow your allocation instructions on file for new contributions, to withdraw all or a portion of your Segment Maturity Value, or to transfer your Segment Maturity Value to the next available Segment, provided the participation requirements are met.

Segment Maturity Value — the value of your investment in a Segment on the Segment Maturity Date.

As stated above, you may elect to have maturing Segments invested according to your allocations on file. You may also elect to transfer all or a portion of your Segment Maturity Value to the next available Segment. The designated portion of your Segment Maturity Value will be transferred to the Segment Holding Account, as of the close of business on the Segment Maturity Date. Assuming that all participation requirements are met, the designated amounts will be treated like any other amounts in a Segment Holding Account. On the next Segment Start Date, the designated amounts in the Segment Holding Account will be transferred into the Segment. Typically, this means the designated amounts would be held in a Segment Holding Account for one business day.

If you have not provided us with maturity instructions, the Segment Maturity Value will be transferred to the Segment Holding Account. Your Segment Maturity Value would then be transferred from that Segment Holding Account into the next Segment on the Segment Start Date. If the next Segment to be created would not meet the Segment Maturity Date Requirement or the Segment Type has been terminated, we will instead transfer your Segment Maturity Value to the EQ/Money Market variable investment option. Alternatively, if you designate a Performance Cap Threshold that is not met on the next Segment Start Date or if the Segment Type has been suspended, your Segment Maturity Value will remain in the Segment Holding Account. If you are impacted by these delays, you may transfer your Segment Maturity Value out of the Segment Holding Account into any other investment options available under your EQUI-VEST® contract at any time before the next month’s Segment Start Date.

Segment Maturity Value

On the Segment Maturity Date, we calculate your Segment Maturity Value using your Segment Investment and the Segment Rate of Return. The Segment Rate of Return is equal to the Index Performance Rate (the percentage change in the value of the related Index from the Segment Start Date to the Segment Maturity Date), subject to the Performance Cap Rate and Segment Buffer, as follows:

If the Index Performance Rate:	Your Segment Rate of Return will be:
goes up by more than the Performance Cap Rate	positive, equal to the Performance Cap Rate
goes up by less than the Performance Cap Rate	positive, equal to the Index Performance Rate
stays flat or goes down by a percentage equal to or less than the Segment Buffer	equal to 0%
goes down by a percentage greater than the Segment Buffer	negative, to the extent of the percentage exceeding the Segment Buffer

Your Segment Maturity Value is calculated as follows:

We multiply your Segment Investment by your Segment Rate of Return to get your Segment Return Amount. Your Segment Maturity Value is equal to your Segment Investment plus your Segment Return Amount. Your Segment Return Amount may be negative, in which case your Segment Maturity Value will be less than your Segment

Investment. All of these values are based on the value of the relevant Index on the Segment Start Date and the Segment Maturity Date. Any fluctuations in the value of the Index between those dates is ignored in calculating the Segment Maturity Value.

For example, assume that you invest $1,000 in the S&P 500 Price Return Index, one year Segment with a -10% Segment Buffer, we set the Performance Cap Rate for that Segment at 7%, and you make no withdrawal from the Segment. If the S&P 500 Price Return Index performance rate is 10% on the Segment Maturity Date, you will receive a 7% Segment Rate of Return, and your Segment Maturity Value would be $1,070. We reach that amount as follows:

•	The Index Performance Rate (10%) is greater than the Performance Cap Rate (7%), so the Segment Rate of Return (7%) is equal to the Performance Cap Rate.

•	The Segment Return Amount ($70) is equal to the product of the Segment Investment ($1,000) multiplied by the Segment Rate of Return (7%).

•	The Segment Maturity Value ($1,070) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($70).

If the S&P 500 Price Return Index is only 5% higher on the Segment Maturity Date than on the Segment Start Date, then you will receive a 5% Segment Rate of Return, and your Segment Maturity Value would be $1,050. We reach that amount as follows:

•	The Index Performance Rate (5%) is less than the Performance Cap Rate (7%), so the Segment Rate of Return (5%) is equal to the Index Performance Rate.

•	The Segment Return Amount ($50) is equal to the product of the Segment Investment ($1,000) multiplied by the Segment Rate of Return (5%).

•	The Segment Maturity Value ($1,050) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($50).

If the S&P 500 Price Return Index is -10% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a 0% Segment Rate of Return, and your Segment Maturity Value would be $1,000. We reach that amount as follows:

•	The Index Performance Rate is -10% and the Segment Buffer absorbs the first -10% of negative performance, so the Segment Rate of Return is 0%.

•	The Segment Return Amount ($0) is equal to the product of the Segment Investment ($1,000) multiplied by the Segment Rate of Return (0%).

•	The Segment Maturity Value ($1,000) is equal to the Segment Investment ($1,000) plus the Segment Return Amount ($0).

If the S&P 500 Price Return Index is -20% lower on the Segment Maturity Date than on the Segment Start Date, then you will receive a -10% Segment Rate of Return, and your Segment Maturity Value would be $900. We reach that amount as follows:

•	The Index Performance Rate is -20% and the Segment Buffer absorbs the first -10% of negative performance, so the Segment Rate of Return is -10%.

•	The Segment Return Amount (-$100) is equal to the product of the Segment Investment ($1,000) multiplied by the Segment Rate of Return (-10%).

•	The Segment Maturity Value ($900) is equal to the Segment Investment ($1,000) plus the Segment Return Amount (-$100).

Setting the Segment Maturity Date and Segment Start Date

There will be a Segment Maturity Date and Segment Start Date each month. The Segment Maturity Date for Segments maturing in a given month and the Segment Start Date for new Segments starting in that same month will always be scheduled to occur on the first two consecutive business days that are also Segment Business Days occurring after the 13th of a month.

Please see Appendix III later in this prospectus for a demonstration of the effects weekends and scheduled holidays can have on the Segment Maturity Date and the Segment Start Date.

Effect of an emergency close. It is possible that an exchange could experience an emergency close on a Segment Business Date, thereby affecting the Index’s ability to publish a price and our ability to mature or start a Segment based on the Index. If the New York Stock Exchange (“NYSE”), experiences an emergency close and cannot publish any prices, we will delay the maturity or start of all Segments.

An emergency closure of the NYSE can have a different effect if it occurs on a Segment Maturity Date rather than a Segment Start Date.

•	If an emergency closure of the NYSE occurs on a scheduled Segment Maturity Date, then the Segment Maturity Date for that Segment will be delayed until the next Segment Business Day. The next Segment Business Day would be the Segment Start Date. If the emergency closure only lasted that one day, the Segment Start Date and the Segment Maturity Date for the affected Segment would occur on the same day.

—

For example, assume Monday the 14th is the scheduled Segment Maturity Date in a given month. If the NYSE does not open due to an emergency condition, there would be no reference price that day for the Index. A Segment that was scheduled to mature on the 14th of that month could not mature, because we would not have a price with which to calculate the Segment Maturity Value. This would mean if the NYSE opens on

Tuesday the 15th the Segment Maturity Date would be Tuesday the 15th. However, the Segment Start Date for a new Segment created that month would be Tuesday the 15th.

•	If an emergency closure occurs on a scheduled Segment Start Date, then we would not create a Segment that utilizes the Index. Consequently, Segment Maturity Values designated for the Segment Type that utilizes the Index would not be allocated to a Segment that month and would remain in the Segment Holding Account.

—

For example, assume that the NYSE did not open on the 14th or the 15th. A Segment that utilizes the Index would be matured at the next available price after the 15th and, consequently, could not participate in a Segment established for that month. The resulting Segment Maturity Values would remain in the Segment Holding Account until the following month or until you provided further instruction.

If the conditions that cause an emergency close persist, we will use reasonable efforts to calculate the Segment Maturity Value of an affected Segment. If the Index cannot be priced within eight days, we will contact a calculating agency, normally a bank we have a contractual relationship with, which will determine a price to reflect a reasonable estimate of the Index level.

Suspension, Termination and Changes to the Segment Type and Index

We may decide at any time until the close of business on each Segment Start Date whether to offer the Segment Type described in this Prospectus on a Segment Start Date for a particular Segment. We may suspend the Segment Type for a month or a period of several months, or we may terminate the Segment Type entirely.

If the Segment Type is suspended, your account value will remain in the Segment Holding Account until a Segment of the Segment Type is offered or you transfer out of the Segment Holding Account.

If the Segment Type is terminated, your account value in the Segment Holding Account will be defaulted into the EQ/Money Market variable investment option on the date that would have been the Segment Start Date.

We have the right to substitute an alternative index prior to the Segment Maturity Date if the publication of the Index is discontinued or at our sole discretion we determine that our use of such Index should be discontinued or if the calculation of the Index is substantially changed. In addition, we reserve the right to use any or all reasonable methods to end any outstanding Segments that use the Index. We also have the right to add additional indices at any time. We would provide notice about the use of additional or alternative indices, as soon as practicable, in a supplement to this Prospectus. If an alternative index is used, its performance could impact the Index Performance Rate, Segment Rate of Return, Segment Maturity Value and Segment Interim Value.

An alternative index would not change the Segment Buffer or Performance Cap Rate for an existing Segment. If a similar index cannot be found, we will end the affected Segments prematurely by applying the Performance Cap Rate and Segment Buffer that were established on the applicable Segment Start Date to the actual gains or losses on the original Index as of the date of termination. We would attempt to choose a substitute index that has a similar investment objective and risk profile to the replaced index. For example, if the S&P 500 Price Return Index was not available, we might use the NASDAQ or the Russell 2000® Price Return Index.

We reserve the right to offer the Segment Type less frequently than monthly or to stop offering it or to suspend offering it temporarily. If we stop offering or suspend the Segment Type, each existing Segment of the Segment Type will remain invested until its respective Segment Maturity Date.

Your account value in the Structured Investment Option

Your value in each Segment on the Segment Maturity Date is calculated as described under “Segment Rate of Return” earlier in this Prospectus.

In setting the Performance Cap Rate that we use in calculating the Segment Maturity Value, we assume that you are going to hold a Segment until the Segment Maturity Date. However, you have the right to access amounts in the Segments before the Segment Maturity Date under certain circumstances. Therefore, we calculate a Segment Interim Value on each business day, which is also a Segment Business Day, between the Segment Start Date and the Segment Maturity Date. The method we use to calculate the Segment Interim Value is different than the method we use to calculate the value of the Segment on the Segment Maturity Date. Prior to the Segment Maturity Date, we use the Segment Interim Value to calculate (1) your account value; (2) the amount your beneficiary would receive as a death benefit; (3) the amount you would receive if you make a withdrawal or a loan from a Segment; (4) the amount you would receive if you surrender your EQUI-VEST® contract; or (5) the amount you would receive if you cancel your EQUI-VEST® contract; and return it to us for a refund within your state’s “free look” period (unless your state requires that we refund the full amount of your contribution upon cancellation).

Segment Interim Value — the value of your investment in a Segment prior to the Segment Maturity Date.

The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. Appendix I later in this Prospectus sets forth in detail the specific calculation formula as well as numerous hypothetical examples. The formula is calculated by adding the fair value of three components. These components provide us with a market value estimate of the risk of loss and the possibility of gain at the end of a Segment. As detailed in Appendix I, these components are used to calculate the Segment Interim Value. The three components are:

(1)

Fair value of fixed instruments is calculated as the present value of the Segment Investment (using a risk-free swap interest rate for the remaining duration of the Segment). We use this component because we are forgoing the opportunity to earn interest on the Segment Investment by having to make an early distribution.

PLUS

(2)

Fair value of derivatives is calculated by using the Black Scholes model, as described in Appendix I, to value three hypothetical options (one put and two call options) on the index underlying the Segment. The put option is used to estimate the potential losses at Segment Maturity. The call options are used to estimate the potential gains at Segment Maturity. The value of these options also reflects the limits on positive performance (i.e., the Performance Cap Rate) and some protection against negative performance (i.e., the Segment Buffer).

PLUS

(3)

Cap calculation factor is a positive adjustment of the percentage of the estimated expenses corresponding to the portion of the Segment Duration that has not elapsed. This component reflects the fact that an early withdrawal from a Segment means that we no longer have to incur expected expenses associated with administering the Segment for the full period.

We then compare the sum of the three components above with a limitation based on the Performance Cap Rate. In particular, the Segment Interim Value is never greater than the Segment Investment multiplied by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. This limitation is imposed to discourage owners from withdrawing from a Segment before the Segment Maturity Date where there may have been significant increases in the relevant Index early in the Segment Duration. For more information, please see Appendix I.

Even if the Index has experienced positive investment performance since the Segment Start Date, because of the factors we take into account in the calculation above, your Segment Interim Value may be lower than your Segment Investment.

Structured Investment Option’s charges and expenses

Adjustments with respect to early surrender or other distribution from Segments

We use the Segment Interim Value when a surrender or other distribution (including loans and charges) is taken, from a Segment prior to the Segment Maturity Date. The Segment Interim Value is calculated based on a formula that provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. For more information on the calculation of the Segment Interim Value, please see Appendix I.

How we deduct EQUI-VEST® contract charges from the Structured Investment Option

Electing the Structured Investment Option changes how certain charges under your EQUI-VEST® contract are allocated and administered.

Separate account annual expenses

Under the provisions of your EQUI-VEST® contract, we deduct a daily charge(s) from the net assets in each variable investment option and Segment Holding Account to compensate us for mortality and expense risks and other expenses. The Segment Holding Account is part of the EQ/Money Market variable investment option available under your EQUI-VEST® contract.

For amounts held in the Segment Holding Account, we may waive this charge(s) under certain conditions on a non-guaranteed basis. If the return on the EQ/Money Market variable investment option on any day is positive, but lower than the amount of this charge(s), then we will waive the difference between the two, so that you do not receive a negative return. If the return on the EQ/Money Market variable investment option on any day is negative, we will waive this charge(s) entirely for that day, although your account value would be reduced by the negative performance of the EQ/Money Market variable investment option itself. This waiver applies only to amounts held in the Segment Holding Account portion of the EQ/Money Market variable investment option and is not a fee waiver or performance guarantee for the underlying EQ/Money Market Portfolio. We reserve the right to change or cancel this provision at any time. For more information, please see “Charges and Expenses” in your EQUI-VEST® variable annuity prospectus.

Annual administrative charge

The annual administrative charge, if any, will be deducted pro rata from the account value in the investment options on the last business day of each contract year as described in your EQUI-VEST® contract prospectus. If there is insufficient value or no value in those options, the charge will then be deducted from the Segment Holding Account, and then pro rata from the Segments.

Enhanced death benefit charge

(for EQUI-VEST® Strategies Series 900 and 901 contracts)

The charge is deducted pro rata from the investment options as described in your EQUI-VEST® contract prospectus. If those amounts are insufficient, we will make up the required amounts from the Segment Holding Account and then pro rata from the Segments.

If your account value is insufficient to pay this charge, your certificate issued under the EQUI-VEST® Strategies contract will terminate without value and you will lose any applicable guaranteed benefits.

Transfers

Under your EQUI-VEST® contract, you may at any time before the date annuity payments are to begin, transfer some or all of your account value among the investment options, subject to the following current limitations:

•	You may not transfer out of a Segment before its Segment Maturity Date.

•	You may not transfer out of the Segment Holding Account on a Segment Start Date.

•	A contribution or transfer into the Segment Holding Account on a Segment Start Date will not be transferred into the Segment that is created on that Segment Start Date. Your money will be transferred into a Segment on the following month’s Segment Start Date, provided you meet the participation requirements.

•	You may not contribute or transfer money into the Segment Holding Account and designate a Segment Start Date. The account value in the Segment Holding Account will be transferred on the first Segment Start Date on which you meet the participation requirements.

•	You may not contribute or transfer into the Segment Holding Account if the Segment Maturity Date of the Segment that will be created on the Segment Start Date would be after the contract maturity date (the contract date anniversary that follows the annuitant’s/participant’s 95th birthday).

•	You may not contribute to the Segment Holding Account or transfer to the Segment Holding Account or a Segment if the total number of Segments plus the Segment Holding Account that would be active in your contract after such contribution or transfer would be greater than 13. If a transfer from the Segment Holding Account into a Segment will cause a contract to exceed this limit, such transfers will be defaulted to the EQ/Money Market variable investment option.

•	Transfers from the Segment Holding Account to a Segment will not occur if you do not meet the participation requirements. See “Segment Participation Requirements” earlier in this section.

•	If your EQUI-VEST® contract permits Dollar cost averaging (“DCA”) and/or the Special dollar cost averaging (“Special DCA”) programs, you can elect to have the DCA or Special DCA systematically transfer amounts over time to the Segment Holding Account. A fixed-dollar amount (or interest credited in the guaranteed interest option under DCA) will be transferred from the guaranteed interest option or the account for Special DCA into the Segment Holding Account on a monthly basis subject to the following current limitations:

—	The first transfer out of the guaranteed interest option or the Account for Special DCA into the Segment Holding Account will occur on the last business day of that month, and future transfers from the guaranteed interest option or the account for Special DCA into the Segment Holding Account will occur on the last business day of each month.

—	The duration of Dollar cost averaging, if a fixed dollar amount is elected, will be until there is a zero balance in the guaranteed interest option.

—	The duration of the Special DCA program, if elected, cannot exceed 12 months.

—	The DCA or Special DCA can be cancelled at any time.

—

If the DCA or Special DCA is cancelled, you have the option to transfer out of the Segment Holding Account into any of the investment options. Any amounts not transferred out will be swept into the currently available Segment on the Segment Start Date.

—	Generally, allocations into a Segment will occur on the close of business on the 15th of each month.

—	The rebalancing program feature in your EQUI-VEST® contract is not available for amounts allocated to the Segment Holding Account or to any Segment.

Upon advance notice to you, via a client communication mailing, we may change or establish additional restrictions on transfers among the investment options, including limitations on the number, frequency, or dollar amount of transfers. We currently do not impose any transfer restrictions among the investment options. A transfer request does not change your allocation instructions on file. Please see our current transfer restrictions as discussed under “Disruptive transfer activity” section in the applicable variable annuity contract prospectus.

Please see “Allocating your contributions” in “Contract features and benefits” in your EQUI-VEST® variable annuity prospectus for more information about your role in managing your allocations.

Loans

If your employer’s plan permits loans, in addition to the loan provisions stated in your contract, should you need to fund your loan from a Segment(s), please note the following:

•	The Segment Interim Value will be used when calculating amounts available from a Segment for your loan.

•	As your loan is repaid, amounts taken from a Segment for your loan cannot be allocated back into that Segment. The loan repayment amounts will be allocated to the guaranteed interest option. Please read your EQUI-VEST® contract and your EQUI-VEST® contract’s prospectus for further loan provisions and requirements. You should also read the terms and conditions in the loan request form carefully, as well as consult with a tax advisor before taking a loan.

—	For EQUI-VEST® Strategies (Series 901) contracts issued under new plans on or after October 24,
2011 (subject to state availability), the loan repayment amounts will be allocated to the Segment Holding Account.

How distributions, including withdrawals and loans, are taken from your account value under the Structured Investment Option

When you elect the Structured Investment Option, unless you specify otherwise, we will subtract your withdrawals and loans as follows:

•	Withdrawals and loans will be taken on a pro rata basis from your value in the investment options as described in your EQUI-VEST® contract prospectus and the loan request form. If there is insufficient value or no value in those investment options, any additional amount of the withdrawal or loan required or the total amount of the withdrawal or loan will be withdrawn from the Segment Holding Account. If there is insufficient value or no value in the Segment Holding Account, any additional amount of the withdrawal or loan required or the total amount of the withdrawal or loan will be withdrawn from the Segment(s) on a pro rata basis.

You can specify a withdrawal or loan be taken from any investment option at any time. However, you can only request a withdrawal or loan be taken specifically from a Segment when there is zero value (meaning no money) in all other investment options and the Segment Holding Account.

If you have amounts in a Segment Holding Account and you make a withdrawal on a Segment Start Date, that withdrawal will occur before any transfer into the Segment and that withdrawal amount will not be transferred into the Segment created on that date.

Withdrawals or loans from a Segment prior to your Segment Maturity Date reduce the Segment Investment on a pro rata basis by the same proportion that the Segment Interim Value is reduced on the date of the withdrawal. We use the Segment Investment to determine your Segment Maturity Value.

You can request, in advance of your Segment Maturity Date, a withdrawal of your Segment Maturity Value on the Segment Maturity Date.

We reserve the right to change or cancel this provision at any time.

Effect of your death on the Structured Investment Option

In general, if you die while your EQUI-VEST® contract is in force, it terminates and the applicable death benefit is paid.

Once we have received notice of your death and until the death benefit is processed, we will not make any transfers from the Segment Holding Account to a Segment. Amounts in the Segment Holding Account will be defaulted into the EQ/Money Market variable investment option on the next scheduled Segment Maturity Date. If Segments mature, the Segment Maturity Value will be transferred to the EQ/Money Market variable investment option.

There are various circumstances, however, in which your EQUI-VEST® contract can be continued under a Beneficiary continuation option (“BCO”). For more information please see the “Beneficiary continuation option” in your prospectus and “How the Structured Investment Option affects the Beneficiary continuation option” below.

How the Structured Investment Option affects the Beneficiary continuation option

This feature permits a designated individual, on your death, to maintain a contract with your name on it and receive distributions under the contract, instead of receiving the death benefit in a single sum.

Under the Beneficiary continuation option, if you have any account value in a Segment or Segment Holding Account:

•	The transfer restrictions on amounts in Segments prior to election of the beneficiary continuation option remain in place. Any amounts in Segments may not be transferred out of the Segments until their Segment Maturity Dates. The Segment Maturity Value may be reinvested in other investment options. However, if the beneficiary has chosen the “5-year rule,” amounts may not be invested in Segments with Segment Maturity Dates later than December 31st of the calendar year which contains the fifth anniversary of your death.

•	If there is more than one beneficiary, then as of the date we receive satisfactory proof of death, any required instructions, information and forms necessary to effect the beneficiary continuation option feature for the first beneficiary, all Segments will continue for each beneficiary.

•	A beneficiary who chooses to receive annual payments over his life expectancy should consult his tax adviser about selecting Segments that provide sufficient liquidity to satisfy the payout requirements under this option.

About Separate Account No. 69

We hold assets in a “non-unitized” separate account we have established under the New York Insurance Law to support our obligations under the Structured Investment Option. We own the assets of the separate account, as well as any favorable investment performance on those assets. You do not participate in the performance of the assets held in this separate account. We may, subject to state law that applies, transfer all assets allocated to the separate account to our general account. We guarantee all benefits relating to your value in the Structured Investment Option, regardless of whether assets supporting the Structured Investment Option are held in a separate account or our general account.

We may invest separate account assets in fixed-income obligations, including corporate bonds, mortgage-backed and asset-backed securities, and government and agency issues. We may also invest in interest rate swaps. Although the above generally describes our plans for investing the assets supporting our obligations under the Structured Investment Option, we are not obligated to invest those assets according to any particular plan except as we may be required to by state insurance laws.

3. Distribution of the Contracts

The Structured Investment Option is only available under certain annuity contract(s) issued by the Company. Extensive information about the arrangements for distributing the annuity contracts, including sales compensation, is included in the appropriate annuity contract prospectus and in the statement of additional information that relates to that prospectus under “Distribution of the contracts”, respectively. All of that information applies regardless of whether you choose to use the Structured Investment Option, and there is no additional plan of distribution or sales compensation with respect to the Structured Investment Option. There is also no change to the information regarding the fact that the principal underwriter(s) is an affiliate or an indirect wholly owned subsidiary of the Company.

4. Incorporation of certain documents by reference

Equitable Financial Life Insurance Company’s Annual Report on Form 10-K for the period ended December 31, 2022, Equitable Financial’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, and Equitable Financial’s current reports on Form 8-K dated May 17, 2023 (filed with the Securities and Exchange Commission on May 17, 2023) and May 17, 2023 (filed with the Securities and Exchange Commission on May 18, 2023), are considered to be part of this Prospectus because they are incorporated by reference.

Equitable Financial Life Insurance Company of America’s Annual Report on Form 10-K for the period ended December 31, 2022, Equitable America’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023 and June 30, 2023, and Equitable America’s current reports on Form 8-K dated May 17, 2023 (filed with the Securities and Exchange Commission on May 17, 2023) and May 17, 2023 (filed with the Securities and Exchange Commission on May 18, 2023), are considered to be part of this Prospectus because they are incorporated by reference.

The Company files reports and other information with the SEC, as required by law. You may read and copy this information at the SEC’s public reference facilities at Room 1580, 100 F Street, NE, Washington, DC 20549, or by accessing the SEC’s website at www.sec.gov. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Under the Securities Act of 1933, the Company has filed with the SEC a registration statement relating to the Structured Investment Option (the “Registration Statement”). This Prospectus has been filed as part of the Registration Statement and does not contain all of the information set forth in the Registration Statement.

After the date of this Prospectus and before we terminate the offering of the securities under the Registration Statement, all documents or reports we file with the SEC under the Securities Exchange Act of 1934 (“Exchange Act”), will be considered to become part of this Prospectus because they are incorporated by reference.

Any statement contained in a document that is or becomes part of this Prospectus, will be considered changed or replaced for purposes of this Prospectus if a statement contained in this Prospectus changes or is replaced. Any statement that is considered to be a part of this Prospectus because of its incorporation will be considered changed or replaced for the purpose of this Prospectus if a statement contained in any other subsequently filed document that is considered to be part of this Prospectus changes or replaces that statement. After that, only the statement that is changed or replaced will be considered to be part of this Prospectus.

We file the Registration Statement and our Exchange Act documents and reports, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, electronically according to EDGAR. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

Upon written or oral request, we will provide, free of charge, to each person to whom this Prospectus is delivered, a copy of any or all of the documents considered to be part of this Prospectus because they are incorporated herein. In accordance with SEC rules, we will provide copies of any exhibits specifically incorporated by reference into the text of the Exchange Act reports (but not any other exhibits). Requests for documents should be directed to:

Equitable Financial Life Insurance Company of America

8501 IBM Drive, Suite 150

Charlotte, NC 28262-4333

Attention: Corporate Secretary

(telephone: (212) 554-1234)

Equitable Financial Life Insurance Company

1290 Avenue of the Americas

New York, New York 10104

Attention: Corporate Secretary

(telephone: (212) 554-1234)

You can access our website at www.equitable.com.

Independent Registered Public Accounting Firm

The financial statements and financial statement schedules of Equitable Financial Life Insurance Company of America incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 and the consolidated financial statements and financial statement schedules of Equitable Financial Life Insurance Company incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to Equitable Financial Life Insurance Company of America and Equitable Financial Life Insurance Company as permitted by the applicable SEC independence rules, and as disclosed in Equitable Financial Life Insurance Company of America’s Form 10-K and Equitable Life Insurance Company’s Form 10-K. PricewaterhouseCoopers LLP’s address is 300 Madison Avenue, New York, New York 10017.

Appendix I: Segment Interim Value

We calculate the Segment Interim Value for each Segment on each business day, which is also a Segment Business Day, between the Segment Start Date and Segment Maturity Date. The calculation is based on a formula designed to measure the fair value of your Segment Investment on the particular interim date based on the downside protection provided by the Segment Buffer, the limit on participation in investment gain provided by the Performance Cap Rate, and an adjustment for the effect of a withdrawal or loan prior to the Segment Maturity Date. The formula we use, in part, derives the fair value of hypothetical investments in fixed instruments and derivatives (put and call options). These values provide us with protection from the risk that we will have to pay out account value related to a Segment prior to the Segment Maturity Date. The hypothetical put option provides us with a market value of the potential loss at Segment Maturity, and the hypothetical call options provide us with a market value of the potential gain at Segment Maturity. This formula provides a treatment for an early distribution that is designed to be consistent with how distributions at the end of a Segment are treated. We may hold such investments in relation to Segments but are not required to do so. You have no interest in the performance of any of our investments relating to Segments. The formula also includes an adjustment relating to the Cap Calculation Factor. This is a positive adjustment of the percentage of the estimated expenses corresponding to the portion of the Segment Duration that has not elapsed. Appendix I sets forth the actual calculation formula, an overview of the purposes and impacts of the calculation, and detailed descriptions of the specific inputs into the calculation. You should note, even if a corresponding Index has experienced positive growth, the calculation of your Segment Interim Value may result in an amount lower than your Segment Investment because of other market conditions, such as the volatility of index prices and interest rates. Finally, Appendix I includes examples of calculations of Segment Interim Values under various hypothetical situations.

Calculation Formula

Your Segment Interim Value is equal to the lesser of (A) or (B).

(A)	equals the sum of the following three components:

(1)	Fair Value of Fixed Instruments; plus

(2)	Fair Value of Derivatives; plus

(3)	Cap Calculation Factor.

(B)	equals the Segment Investment multiplied by (1 + the Performance Cap Rate limiting factor).

Overview of the Purposes and Impacts of the Calculation

Fair Value of Fixed Instruments. The Segment Interim Value formula includes an element designed to compensate us for the fact that when we have to pay out account value related to a Segment before the Segment Maturity Date, we forgo the opportunity to earn interest on the Segment Investment from the date of withdrawal or surrender until the Segment Maturity Date. We accomplish this estimate by calculating the present value of the Segment Investment using a risk-free swap interest rate widely used in derivative markets.

Fair Value of Derivatives. We use put and call options that are designated for each Segment to estimate the market value, at the time the Segment Interim Value is calculated, of the risk of loss and the possibility of gain at the end of the Segment. This calculation reflects the value of the downside protection that would be provided at maturity by the Segment Buffer as well as the upper limit that would be placed on gains at maturity due to the Performance Cap Rate. When valuing the Derivatives as part of the Segment Interim Value calculation, we use inputs that are consistent with market prices that reflect the estimated cost of exiting the Derivatives before Segment Maturity. See the “Fair Value of Derivatives” in “Detailed Descriptions of Specific Inputs to the Calculation” below. Our fair market value methodology, including the market standard model we use to calculate the fair value of the Derivatives for each particular Segment, may result in a fair value that is higher or lower than the fair value other methodologies and models would produce. Our fair value may also be higher or lower than the actual market price of the identical derivatives. As a result, the Segment Interim Value you receive may be higher or lower than what other methodologies and models would produce.

At the time the Segment Interim Value is determined, the Fair Value of Derivatives is calculated using the three different hypothetical options. These options are designated for each Segment and are described in more detail later in this Appendix.

At-the-Money Call Option (strike price equals the index value at Segment inception). The potential for gain is estimated using the value of this hypothetical option.

Out-of-the-Money Call Option (strike price equals the index increased by the Performance Cap Rate established at Segment inception). The potential for gain in excess of the Performance Cap Rate is estimated using the value of this hypothetical option.

•	The net amount of the At-the-Money Call Option less the value of the Out-of-the-Money Call Option is an estimate of the market value of the possibility of gain at the end of the Segment as limited by the Performance Cap Rate.

Out-of-the-Money Put Option (strike price equals the index decreased by the Segment Buffer). The risk of loss is estimated using the value of this hypothetical option.

•	It is important to note that this value will almost always reduce the principal you receive, even where the Index is higher at the time of the withdrawal than at the time of the original investment. This is because the risk that the Index could have been lower at the end of a Segment is present to some extent whether or not the Index has increased at the earlier point in time that the Segment Interim Value is calculated.

Cap Calculation Factor. In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. The Segment Interim Value formula includes item (3) above, the Cap Calculation Factor, which is designed to reflect the fact that we will not incur those expenses for the entire duration of the Segment if you withdraw your investment prior to the Segment Maturity Date. Therefore, the Cap Calculation Factor is always positive and declines during the course of the Segment.

Performance Cap Rate limiting factor. The formula provides that the Segment Interim Value is never greater than (B) above, which is the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. This limitation is imposed to discourage owners from withdrawing from a Segment before the Segment Maturity Date where there may have been significant increases in the relevant Index early in the Segment Duration. Although the Performance Cap Rate limiting factor pro-rates the upside potential on amounts withdrawn early, there is no similar adjustment to pro-rate the downside protection. This means, if you surrender or cancel your contract, die or make a withdrawal or take a loan from a Segment before the Segment Maturity Date, the Segment Buffer will not necessarily apply to the extent it would on the Segment Maturity Date, and any upside performance will be limited to a percentage lower than the Performance Cap Rate.

Detailed Descriptions of Specific Inputs to the Calculation

(A)(1) Fair Value of Fixed Instruments. The Fair Value of Fixed Instruments in a Segment is based on the swap rate associated with the Segment’s remaining time to maturity. Swap rates are the risk-free interest rates widely used in derivative markets. There is no standard quote for swap rates. However, because of their high liquidity and popularity, swap rate quotes from different dealers generally fall within a close range, the differences among which are not meaningful. Swap rates can be obtained from inter-dealer systems or financial data vendors who have feeds from swap dealers. For example, “Bloomberg Composite” swap rates are the weighted average of swap rates provided by a number of dealers to Bloomberg. Individual dealers and brokers also publish swap rates of their own on Bloomberg or Reuters. We may, in the future, utilize exchange traded swaps that become available. These exchange traded swaps would have a standard quote associated with them. The Fair Value of Fixed Instruments is defined as its present value, as expressed in the following formula:

(Segment Investment)/(1 + swap rate)(time to maturity)

The time to maturity is expressed as a fraction, in which the numerator is the number of days remaining in the Segment Duration and the denominator is the average number of days in each year of the Segment Duration for that Segment.

(A)(2) Fair Value of Derivatives. We utilize a fair market value methodology to determine the Fair Value of Derivatives.

For each Segment, we designate and value three hypothetical options, each of which is tied to the performance of the Index underlying the Segment in which you are invested: (1) the At-the-Money Call Option, (2) the Out-of-the-Money Call Option and (3) the Out-of-the-Money Put Option. At Segment Maturity, the Put Option is designed to value the loss below the buffer, while the call options are designed to provide gains up to the Performance Cap Rate. These options are described in more detail below.

In a put option on an index, the seller will pay the buyer, at the maturity of the option, the difference between the strike price — which was set at issue — and the underlying index closing price, in the event that the closing price is below the strike price. In a call option on an index, the seller will pay the buyer, at the maturity of the option, the difference between the underlying index closing price and the strike price, in the event that the closing price is above the strike price. Generally, a put option has an inverse relationship with its underlying Index, while a call option has a direct relationship. In addition to the inputs discussed above, the Fair Value of Derivatives is also affected by the time remaining until the Segment Maturity Date. More information about the three designated options is set forth below:

(1)

At-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date. At any time during the

Segment Duration, the fair value of the At-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment on the Segment Maturity Date equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date, multiplied by the Segment Investment.

(2)

Out-of-the-Money Call Option: This is an option to buy a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date increased by a percentage equal to the Performance Cap Rate. At any time during the Segment Duration, the fair value of the Out-of-the-Money Call Option represents the market value of the potential to receive an amount in excess of the Segment Investment equal to the percentage growth in the Index between the Segment Start Date and the Segment Maturity Date in excess of the Performance Cap Rate, multiplied by the Segment Investment. The value of this option is used to offset the value of the At-the-Money Call Option, thus recognizing in the Interim Segment Value a ceiling on gains at Segment Maturity imposed by the Performance Cap Rate.

(3)

Out-of-the-Money Put Option: This is an option to sell a position in the relevant Index equal to the Segment Investment on the scheduled Segment Maturity Date, at the price of the Index on the Segment Start Date decreased by a percentage equal to the Segment Buffer. At any time during the Segment Duration, the fair value of the Out-of-the-Money Put Option represents the market value of the potential to receive an amount equal to the excess of the negative return of the Index between the Segment Start Date and the Segment Maturity Date beyond the Segment Buffer, multiplied by the Segment Investment. The value of this option reduces the Interim Segment Value, as it reflects losses that may be incurred in excess of the Segment Buffer at Segment Maturity.

The Fair Value of Derivatives is equal to (1) minus (2) minus (3), as defined above.

We determine the fair value of each of the three designated hypothetical options using a market standard model for valuing a European option on the Index, assuming a continuous dividend yield or net convenience value, with inputs that are consistent with market prices that reflect the estimated cost of exiting the Derivatives prior to Segment Maturity (e.g., the estimated ask price). If we did not take into account the estimated exit price, your Segment Interim Value would be greater. In addition, the estimated fair value price used in the Segment Interim Value calculation may vary higher or lower from other estimated prices and from what the actual selling price of identical derivatives would be at any time during each Segment. If our estimated fair value price is lower than the price under other fair market estimates or for actual transactions, then your Segment Interim Value will be less than if we used those other prices when calculating your Segment Interim Value. Any variance between our estimated fair value price and other estimated or actual prices may be different from Segment Type to Segment Type and may also change from day to day. Each option has a notional value on the Segment Start Date equal to the Segment Investment on that date. The notional value is the price of the underlying Index at the inception of the contract. In the event that a number of options, or a fractional number of options was purchased, the notional value would be the number of options multiplied by the price of the Index at inception.

For Securities Indices, we use the following inputs:

(1)

Implied Volatility of the Index — This input varies with (i) how much time remains until the Segment Maturity Date of the Segment, which is determined by using an expiration date for the designated option that corresponds to that time remaining and (ii) the relationship between the strike price of that option and the level of the Index at the time of the calculation.

This relationship is referred to as the “moneyness” of the option described above, and is calculated as the ratio of current price to the strike price. Direct market data for these inputs for any given early distribution are generally not available, because options on the Index that actually trade in the market have specific maturity dates and moneyness values that are unlikely to correspond precisely to the Segment Maturity Date and moneyness of the designated option that we use for purposes of the calculation.

Accordingly, we use the following method to estimate the implied volatility of the Index. We use daily quotes of implied volatility from independent third-party financial institutions using the same Black Scholes model described above and based on the market prices for certain options. Specifically, implied volatility quotes are obtained for options with the closest maturities above and below the actual time remaining in the Segment at the time of the calculation and, for each maturity, for those options having the closest moneyness value above and below the actual moneyness of the designated option, given the level of the Index at the time of the calculation. In calculating the Segment Interim Value, we will derive a volatility input for your Segment’s time to maturity and strike price by linearly interpolating between the implied volatility quotes that are based on the actual adjacent maturities and moneyness values described above, as follows:

(a)

We first determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity shorter than your Segment’s remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of options having the times to maturity that are above and below the moneyness value of the hypothetical option.

(b)

We then determine the implied volatility of an option that has the same moneyness as the designated option but with the closest available time to maturity longer than your Segment’s remaining time to maturity. This volatility is derived by linearly interpolating between the implied volatilities of options having the times to maturity that are above and below the moneyness value of the designated option.

(c)	The volatility input for your Segment’s time to maturity will then be determined by linearly interpolating between the volatilities derived in steps (a) and (b).

(2)

Swap Rate — We use key derivative swap rates obtained from information provided by independent third-party financial institutions which are recognized financial reporting vendors. Swap rates are obtained for maturities adjacent to the actual time remaining in the Segment at the time of the early distribution. We use linear interpolation to derive the exact remaining duration rate needed as the input.

(3)

Index Dividend Yield — On a daily basis, we use the projected annual dividend yield across the entire Index obtained from information provided by independent third-party financial institutions. This value is a widely used assumption and is readily available from recognized financial reporting vendors.

For Commodities Indices, we use the first two inputs listed above (Implied Volatility of the Index and Swap Rate), but for the third input, instead of using the Index Dividend Yield, we use the Net Convenience Value. This approach is based on standard option pricing methodology, which recognizes that commodities do not pay dividends. Instead, Net Convenience Value represents the market’s valuation of the yield of two offsetting factors: (1) the fact that the option does not give the holder the benefit of the ability to use the commodity itself (much like a security option does not give the holder the right to receive dividends); and (2) the fact that the holder is not burdened with the obligation to store the commodity.

(3)

Net Convenience Value — On a daily basis, we calculate the net convenience value for the commodity underlying the Index. The net convenience value for a commodity equals the spot price minus the present value of the futures price (with the present value based on the Swap Rate). We use the spot prices and futures prices obtained from information provided by independent third-party financial institutions which are recognized financial reporting vendors. The price differences among recognized financial reporting vendors are not meaningful to the calculation of the Segment Interim Value.

Generally, a put option has an inverse relationship with its underlying Index, while a call option has a direct relationship. In addition to the inputs discussed above, the Fair Value of Derivatives is also affected by the time to the Segment Maturity Date.

(A)(3) Cap Calculation Factor. In setting the Performance Cap Rate, we take into account that we incur expenses in connection with a contract, including insurance and administrative expenses. In particular, if there were no such expenses, the Performance Cap Rate might have been greater. In setting the Performance Rate Cap, we currently estimate annual expenses at approximately 1.80% of the Segment Investment. This calculation includes not only expenses, but an element of profit as well. We may use a lower estimate, which would provide a higher Performance Cap Rate, all other factors being equal. We reserve the right to use a higher estimate in the future, but we would do so only after revising this Appendix to provide notice of the higher estimate. If you withdraw your investment prior to the Segment Maturity Date, we will not incur expenses for the entire duration of the Segment. Therefore, if you withdraw your investment prior to the Segment Maturity Date, we provide a positive adjustment as part of the calculation of Segment Interim Value, which we call the Cap Calculation Factor. The Cap Calculation Factor represents a return of estimated expenses for the portion of the Segment Duration that has not elapsed. For example, if the estimated expenses for a one year Segment are calculated by us to be $10, then at the end of 146 days (with 219 days remaining in the Segment), the Cap Calculation Factor would be $6, because $10 x 219/365 (60%) = $6. The Cap Calculation Factor is not used at the time we calculate your Segment Maturity Value. Instead, for any Segment held to its Segment Maturity Date, the values are provided by the contractual guarantees based on Index performance as adjusted by the Performance Cap Rate and the Segment Buffer. A Segment is not a variable investment option with an underlying portfolio, and therefore the percentages we use in setting the performance caps do not reflect a daily charge against assets held on your behalf in a separate account.

(B) Pro Rata Share of Performance Cap Rate. In setting the Performance Cap Rate, we assume that you are going to hold the Segment for the entire Segment Duration. If you hold a Segment until its Segment Maturity Date, the Segment Return will be calculated subject to the Performance Cap Rate. Prior to the Segment Maturity Date, your Segment Interim Value will be limited by the portion of the Performance Cap Rate corresponding to the portion of the Segment Duration that has elapsed. For example, if the Performance Cap Rate for a one-year Segment is 10%, then at the end of 146 days, the Pro Rata Share of the Performance Cap Rate would be 4%, because 10% x 146/365 = 4%; as a result, the Interim Value at the end of the 146 days could not exceed 104% of the Segment Investment.

Examples

On the following pages are hypothetical examples of how the Segment Interim Value would be calculated for three different Segments. On the first page, Segments 1, 2 and 3 all have the same Index and Segment Start Date, but have different Segment Durations. The Segments are each shown on the same date, approximately 8 1⁄2 months after the Segment Start Date. On the second page, Segments 2 and 3 are valued again, but this time on later dates, with approximately 3 1⁄2 months remaining until their respective Segment Maturity Dates. On the third page, Segments 1, 2 and 3 all have the same Index and Segment Start Date, but have different Segment Durations. The Segments are each shown making a partial withdrawal on the same date, approximately 8 1⁄2 months after the Segment Start Date.

Example of Segment Interim Value

Item	1-Year Segment	3-Year Segment	5-Year Segment
Segment Duration (in months)	12	36	60
Valuation Date (Months since Segment Start Date)	8.5	8.5	8.5
Segment Investment	$1,000	$1,000	$1,000
Segment Buffer	-10%	-20%	-20%
Performance Cap Rate	11%	19%	45%
Time to Maturity
(in months)	3.5	27.5	51.5
(in years)	0.288	2.290	4.290

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Fair Value of Hypothetical Fixed Instrument	999.24	971.31	905.58
Fair Value of Hypothetical Derivatives	(303.20)	(224.50)	(207.39)
Cap Calculation Factor	5.19	41.22	77.23
Sum of Above	701.23	788.03	775.41
Segment Investment Multiplied by prorated Performance Cap Rate	1,078.27	1,044.98	1,063.86
Segment Interim Value	701.23	788.03	775.41

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	999.24	971.31	905.58
Fair Value of Hypothetical Derivatives	(37.47)	(38.30)	(19.42)
Cap Calculation Factor	5.19	41.22	77.23
Sum of Above	966.97	974.22	963.38
Segment Investment Multiplied by prorated Performance Cap Rate	1,078.27	1,044.98	1,063.86
Segment Interim Value	966.97	974.22	963.38

Assuming the change in the Index Value is 0% (for example from 100.00 to 100.00)

Fair Value of Hypothetical Fixed Instrument	999.24	971.31	905.58
Fair Value of Hypothetical Derivatives	18.79	5.30	31.79
Cap Calculation Factor	5.19	41.22	77.23
Sum of Above	1,023.22	1,017.83	1,014.60
Segment Investment Multiplied by prorated Performance Cap Rate	1,078.27	1,044.98	1,063.86
Segment Interim Value	1,023.22	1,017.83	1,014.60

Assuming the change in the Index Value is +10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	999.24	971.31	905.58
Fair Value of Hypothetical Derivatives	61.19	41.44	77.81
Cap Calculation Factor	5.19	41.22	77.23
Sum of Above	1,065.63	1,053.96	1,060.62
Segment Investment Multiplied by prorated Performance Cap Rate	1,078.27	1,044.98	1,063.86
Segment Interim Value	1,065.63	1,044.98	1,060.62

Assuming the change in the Index Value is +40% (for example from 100.00 to 140.00)

Fair Value of Hypothetical Fixed Instrument	999.24	971.31	905.58
Fair Value of Hypothetical Derivatives	107.43	114.66	187.87
Cap Calculation Factor	5.19	41.22	77.23
Sum of Above	1,111.87	1,127.19	1,170.68
Segment Investment Multiplied by prorated Performance Cap Rate	1,078.27	1,044.98	1,063.86
Segment Interim Value	1,078.27	1,044.98	1,063.86

The input values to the Black Scholes model that have been utilized to generate the hypothetical examples above are as follows:

(1)	Implied volatility of 23.4%, 23.6% and 23.4% is assumed for 1-year, 3-year and 5-year segments, respectively.
(2)	Swap rate corresponding to remainder of segment term is 0.26% (1-year), 1.27% (3-year) and 2.31% (5-year) annually.
(3)	Index dividend yield-1.95% annually.
(4)	Bid-Ask Spread is 10bps (1-year), 15bps (3-year) and 30bps (5-year).

Example of Segment Interim Value

Item	3-Year Segment	5-Year Segment
Segment Duration (in months)	36	60
Valuation Date (Months since Segment Start Date)	32.5	56.5
Segment Investment	$1,000	$1,000
Segment Buffer	-20%	-20%
Performance Cap Rate	19%	45%
Time to Maturity
(in months)	3.5	3.5
(in years)	0.288	0.288

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Fair Value of Hypothetical Fixed Instrument	999.25	999.25
Fair Value of Hypothetical Derivatives	(203.82)	(204.55)
Cap Calculation Factor	5.18	5.18
Sum of Above	800.61	799.88
Segment Investment Multiplied by prorated
Performance Cap Rate	1,171.76	1,424.11
Segment Interim Value	800.61	799.88

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Fair Value of Hypothetical Fixed Instrument	999.25	999.25
Fair Value of Hypothetical Derivatives	0.46	0.23
Cap Calculation Factor	5.18	5.18
Sum of Above	1,004.89	1,004.66
Segment Investment Multiplied by prorated
Performance Cap Rate	1,171.76	1,424.11
Segment Interim Value	1,004.89	1,004.66

Assuming the change in the Index Value is +10% (for example from 100.00 to 110.00)

Fair Value of Hypothetical Fixed Instrument	999.25	999.25
Fair Value of Hypothetical Derivatives	89.97	110.25
Cap Calculation Factor	5.18	5.18
Sum of Above	1,094.40	1,114.68
Segment Investment Multiplied by prorated
Performance Cap Rate	1,171.76	1,424.11
Segment Interim Value	1,094.40	1,114.68

Assuming the change in the Index Value is +40% (for example from 100.00 to 140.00)

Fair Value of Hypothetical Fixed Instrument	999.25	999.25
Fair Value of Hypothetical Derivatives	181.03	345.32
Cap Calculation Factor	5.18	5.18
Sum of Above	1,185.46	1,349.75
Segment Investment Multiplied by prorated
Performance Cap Rate	1,171.76	1,424.11
Segment Interim Value	1,171.76	1,349.75

Example of Partial Withdrawal

Item	1-Year Segment	3-Year Segment	5-Year Segment
Segment Duration (in months)	12	36	60
Valuation Date (Months since Segment Start Date	8.5	8.5	8.5
Segment Investment	$1,000	$1,000	$1,000
Segment Buffer	-10%	-20%	-20%
Performance Cap Rate	11%	19%	45%
Time to Maturity
(in month)	3.5	27.5	51.5
(in year)	0.288	2.290	4.290
Amount Withdrawn	$100	$100	$100

Assuming the change in the Index Value is -40% (for example from 100.00 to 60.00)

Segment Interim Value	701.23	788.03	775.41
Percent Withdrawn	14.26%	12.69%	12.90%
New Segment Investment	$857.39	$873.10	$871.04
New Segment Interim Value	$601.23	$688.03	$675.41

Assuming the change in the Index Value is -10% (for example from 100.00 to 90.00)

Segment Interim Value	966.97	974.22	963.38
Percent Withdrawn	10.34%	10.26%	9.43%
New Segment Investment	$896.58	$897.35	$905.72
New Segment Interim Value	$866.97	$874.22	$960.62

Assuming the change in the Index Value is +10% (for example from 100.00 to 110.00)

Segment Interim Value	1,065.63	1,044.98	1,060.62
Percent Withdrawn	9.38%	9.57%	9.43%
New Segment Investment	$906.16	$904.30	$905.72
New Segment Interim Value	$965.63	$944.98	$960.62

Assuming the change in the Index Value is +40% (for example from 100.00 to 140.00)

Segment Interim Value	1,078.27	1,044.98	1,063.86
Percent Withdrawn	9.27%	9.57%	9.40%
New Segment Investment	$907.26	$904.30	$906.00
New Segment Interim Value	$978.27	$944.98	$963.86

Definitions:

(1)	Amount withdrawal is net of applicable withdrawal charge
(2)	Percent Withdrawn is equal to Amount Withdrawn divided by Segment Interim Value
(3)	New Segment Investment is equal to the original Segment Investment ($1,000) multiplied by [1 – Percent Withdrawn]
(4)	New Segment Interim Value is equal to the calculated Segment Interim Value based on the new Segment Investment. It will also be equal to the Segment Interim Value multiplied by [1 – Percent Withdrawn]

Appendix II: Index Publishers

The Structured Investment Option tracks a certain Securities Index that is published by a third party. The Company uses this Securities Index under license from the Index’s respective publisher. The following information about the Index is included in this Prospectus in accordance with the Company’s license agreements with the publisher of the Index:

Standard & Poor’s requires that the following disclaimer be included in this Prospectus:

The Structured Investment Option, is not sponsored, endorsed, sold or promoted by Standard & Poor’s (“S&P”) or its third party licensors. Neither S&P nor its third party licensors makes any representation or warranty, express or implied, to the owners of the Structured Investment Option or any member of the public regarding the advisability of investing in securities generally or in the Structured Investment Option, particularly or the ability of the S&P 500 Price Return Index (the “Index”) to track general stock market performance. S&P’s and its third party licensor’s only relationship to the Company is the licensing of certain trademarks and trade names of S&P and the third party licensors and of the Index which is determined, composed and calculated by S&P or its third party licensors without regard to the Company or the Structured Investment Option. S&P and its third party licensors have no obligation to take the needs of the Company or the owners of the Structured Investment Option into consideration in determining, composing or calculating the Index. Neither S&P nor its third party licensors is responsible for and has not participated in the determination of the prices and amount of the Structured Investment Option or the timing of the issuance or sale of the Structured Investment Option or in the determination or calculation of the equation by which the Structured Investment Option is to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Structured Investment Option.

NEITHER S&P, ITS AFFILIATES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P, ITS AFFILIATES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE MARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P, ITS AFFILIATES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

The name “S&P 500 Price Return Index” is a trademark of Standard & Poor’s and has been licensed for use by the Company.

Frank Russell Company requires that the following disclosure be included in this Prospectus:

The Structured Investment Option is not sponsored, endorsed, sold or promoted by Frank Russell Company (“Russell”). Russell makes no representation or warranty, express or implied, to the owners of the Structured Investment Option or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly or the ability of the Russell 2000® Price Return Index to track general stock market performance or a segment of the same. Russell’s publication of the Russell 2000® Price Return Index in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell 2000® Price Return Index is based. Russell’s only relationship to the Company is the licensing of certain trademarks and trade names of Russell and of the Russell 2000® Price Return Index which is determined, composed and calculated by Russell without regard to the Company or the Structured Investment Option. Russell is not responsible for and has not reviewed the Structured Investment Option nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Structured Investment Option. Russell has no obligation or liability in connection with the administration, marketing or trading of the Structured Investment Option.

RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL 2000® PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, INVESTORS, OWNERS OF THE PRODUCT(S), OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL 2000® PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL 2000® PRICE RETURN INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING

II-1

ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

MSCI Inc. requires that the following disclosure be included in this Prospectus:

THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY THE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this security without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.

II-2

Appendix III: Segment Maturity Date and Segment Start Date examples

The Segment Maturity Date for Segments maturing in a given month and the Segment Start Date for new Segments starting in that same month will always be scheduled to occur on the first two consecutive business days that are also Segment Business Days occurring after the 13th of a month. However, as described earlier in this Prospectus, the Segment Maturity Date and Segment Start Date may sometimes occur on later dates.

Set forth below are representative examples of how the Segment Maturity Date and Segment Start Date may be moved to a later date in a given month due to weekends and holidays, which are not Segment Business Days.

The first table below assumes that the 14th and/or 15th of the month falls on a weekend, and the following Monday and Tuesday are both Segment Business Days:

If the 14th is a:	then the Segment Maturity Date is:	and the Segment Start Date is:
Friday	Friday the 14th	Monday the 17th
Saturday	Monday the 16th	Tuesday the 17th
Sunday	Monday the 15th	Tuesday the 16th

The second table below assumes that the 14th or 15th of the month falls on a scheduled holiday and therefore, is not a Segment Business Day:

If a scheduled holiday falls on:	then the Segment Maturity Date is:	and the Segment Start Date is:
Monday the 14th	Tuesday the 15th	Wednesday the 16th
Friday the 15th	Monday the 18th	Tuesday the 19th

III-1

Appendix: State contract availability and/or variations of certain features and benefits

States where certain EQUI-VEST® features and/or benefits are not available or vary:

State	Features and benefits	Availability or variation

Florida	See “Segment Participation Requirements” in “Segment Investment Option” under “Description of the Structured Investment Option”	For EQUI-VEST® Series 201 contracts, the Specified Minimum Amount that must be accumulated in the Segment Holding Account before it can be swept into a 1-year Segment is $1,000.

New Hampshire	See “Segment Type” in “Segment Investment Option” under “Description of the Structured Investment Option”	3-year and 5-year Segments are not available.

	See “Segment Participation Requirements” in “Segment Investment Option” under “Description of the Structured Investment Option”	For EQUI-VEST® Series 201 contracts, the Specified Minimum Amount that must be accumulated in the Segment Holding Account before it can be swept into a 1-year Segment is $1,000.

New York	See “What is the Structured Investment Option?”	For EQUI-VEST Series 201 and Series 901, the Structured Investment Option is not available.

IV-1

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

ITEM OF EXPENSE	ESTIMATED EXPENSE
Registration fees	$147.60
Federal taxes	N/A
State taxes and fees (based on 50 state average)	N/A
Trustees’ fees	N/A
Transfer agents’ fees	N/A
Printing and filing fees	$50,000	*
Legal fees	N/A
Accounting fees	N/A
Audit fees	$20,000	*
Engineering fees	N/A
Directors’ and officers’ insurance premium paid by Registrant	N/A

*	Estimated expense.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of Equitable Financial Life Insurance Company of America (the “Corporation”) provide, in Article VI as follows:

SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a “contract right” may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.

The directors and officers of Equitable Financial Life Insurance Company of America are insured under policies issued by X.L. Insurance Company, Arch Insurance Company, Sombo (Endurance Specialty Insurance Company), U.S. Specialty Insurance, ACE (Chubb), Chubb Insurance Company, AXIS Insurance Company, Zurich Insurance Company, AWAC (Allied World Assurance Company, Ltd.), Aspen Bermuda XS, CAN, AIG, One Beacon, Nationwide, Berkley, Berkshire, SOMPO, Chubb, Markel and ARGO RE Ltd. The annual limit on such policies is $300 million, and the policies insure the officers and directors against certain liabilities arising out of their conduct in such capacities.

ITEM 16. EXHIBITS

(1)	Underwriting Agreement.

(a)

Wholesale Distribution Agreement dated April 1, 2005, by and between MONY Life Insurance Company of America and MONY Securities Corporation and AXA Distributors, LLC, is incorporated herein by reference to the registration statement on Form S-3 (File No. 333-177419) filed on October 20, 2011.

(1)

Form of the First Amendment dated as of October 1, 2013, to the Whole Distribution Agreement dated as of April 1, 2005, between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-195491) filed on April 19, 2016.

(2)

Second Amendment dated as of August 1, 2015, to the Wholesale Distributor Agreement dated as of April1, 2005 between MONY Life Insurance Company of America and AXA Distributors, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-195491) filed on April 19, 2016.

(b)

Broker Dealer and General Agent Sales Agreement by and among Equitable Distributors, LLC and Broker-Dealer and General Agent, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-272919) filed on September 15, 2023.

(c)

Wholesale Broker-Dealer Supervisory and Sales Agreement among [Broker-Dealer] and AXA Distributors, LLC. incorporated herein by reference to the registration statement on Form N-4 (File No. 333-05593) filed on April 20, 2005.

(d)

General Agent Sales Agreement dated June 6, 2005, by and between MONY Life Insurance Company of America and AXA Network, LLC. incorporated herein by reference to the registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(1)

First Amendment dated as of August 1, 2006, to General Agent Sales Agreement by and between MONY Life Insurance Company of America and AXA Network incorporated herein by reference to the registration statement on Form N-6 (File No. 333-134304) filed on March 1, 2012.

(2)

Second Amendment dated as of April 1, 2008, to General Agent Sales Agreement dated as of April 1, 2008, by and between MONY Life Insurance Company of America and AXA Network, LLC incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(3)

Form of THIRD AMENDMENT to General Agent Sales Agreement dated as of October 1, 2013, by and between MONY LIFE INSURANCE COMPANY OF AMERICA and AXA NETWORK, LLC, incorporated herein by reference to the Registration Statement on Form S-1 (File No. 333-195491) filed on April 21, 2015.

(4)

Fourth Amendment to General Agent Sales Agreement, dated as of October 1, 2014, by and between MONY LIFE INSURANCE COMPANY OF AMERICA (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC, incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-236437) filed on March 14, 2022.

(5)

Fifth Amendment to General Agent Sales Agreement, dated as of June 1, 2015, by and between MONY LIFE INSURANCE COMPANY OF AMERICA (“MONY America”) and AXA NETWORK, LLC and the additional affiliated entities of AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-6 (File No. 333-207014) on December 23, 2015.

(6)

Sixth Amendment to General Agent Sales Agreement, dated as of August 1, 2015, by and between MONY Life Insurance Company of America (“MONY America”), an Arizona life insurance company, and AXA NETWORK, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to the Registration Statement on Form N-6 (File No. 333-191149) filed on April 19, 2019.

(7)

Seventh Amendment to the General Agent Sales Agreement, dated as of April 1, 2016, is by and between MONY Life Insurance Company of America (“MONY America”), an Arizona life insurance company, and AXA Network, LLC, a Delaware limited liability company (“General Agent”), incorporated herein by reference to the Registration Statement on Form N-6 (File No. 333-191149) filed on April 19, 2019.

(8)

Eighth Amendment to General Agent Sales Agreement, dated as of November 1, 2019, by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to Registration Statement on Form N-6 (File No. 333-191149) filed on April 21, 2021.

(9)

Ninth Amendment to General Agent Sales Agreement, dated as of October 1, 2020, by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form N-6 (File No. 333-191149) filed on April 21, 2021.

(10)

Tenth Amendment to General Agent Sales Agreement dated as of September 1, 2021, by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-248907) filed on April 22, 2022.

(11)

Eleventh Amendment to General Agent Sales Agreement dated as of November 1, 2021, by and between Equitable Financial Life Insurance Company of America and Equitable Network, LLC, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-248907) filed on April 22, 2022.

(e)

Broker-Dealer Distribution and Servicing Agreement, dated June 6, 2005, made by and between MONY Life Insurance Company of America and AXA Advisors, LLC, incorporated herein by reference to post-effective amendment no. 1 to the registration statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

(2)	Not Applicable.

(4)	Form of policy.

(a)	Form of Endorsement Applicable to Traditional IRA (2010IRA-I-PCS), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-165395) filed on September 14, 2010.

(b)	Form of Endorsement Applicable to Non-Qualified Contracts (2010NQ-I-PCS), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-165395) filed on September 14, 2010.

(c)	Form of Endorsement Applicable to Roth IRA Contracts (2010ROTH-I-PCS), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-165395) filed on September 14, 2010.

(d)	Form of Flexible Premium Deferred Variable and Index Linked Annuity Contract (2010PCSBASE-I-A), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-165395) filed on September 14, 2010.

(e)	Form of Data Page (Part A - Personal Data) (2010PCSDP), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-165395) filed on September 13, 2010 and refiled on August 30, 2012.

(f)	Form of Data Page (Part C - Charges) (2010PCSDP-ADV), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-165395) filed on September 14, 2010.

(g)	Form of Data Page (Part C - Charges) (2010PCSDP-B), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-165395) filed on September 13, 2010 and refiled on August 30, 2012.

(h)	Form of Data Page (Part C - Charges) (2010PCSDP-C), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-165395) filed on August 30, 2012.

(i)	Form of Endorsement Applicable to The Protected Investment Option (Form No. 2014ECAPENDO-I) incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-165395) filed on May 13, 2014.

(j)	Endorsement Applicable to the Protected Investment Option (2014ECAPENDO), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-165395) filed on April 22, 2015.

(k)	Endorsement Applicable to the Qualified Defined Benefit Plans (2014QPDB-PCS), incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-165395) filed on April 22, 2015.

(l)

Form of Certificate of Assumption for Equitable Financial Life Insurance Company of America, incorporated herein by reference to Registration Statement on Form N-4 (File No. 333-272919) filed on September 15, 2023.

(5)	Opinion of Counsel, filed herewith.

(8)	Not Applicable.

(12)	Not Applicable

(15)	Not Applicable.

(23)	PricewaterhouseCoopers LLC, filed herewith.

(24)	Powers of Attorney, filed herewith.

(25)	Not Applicable.

(26)	Not Applicable.

(Ex-107)  Filing Fees Table, filed herewith.

ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of New York on the 17th day of October, 2023.

Equitable Financial Life Insurance Company of America
(Registrant)

By	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
Vice President and Associate General Counsel

As required by the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

PRINCIPAL EXECUTIVE OFFICER:

*Mark Pearson	Chief Executive Officer and Director

PRINCIPAL FINANCIAL OFFICER:

*Robin Raju	Chief Financial Officer

PRINCIPAL ACCOUNTING OFFICER:

*William Eckert	Chief Accounting Officer

*DIRECTORS:

Francis Hondal	Craig MacKay	George Stansfield
Daniel G. Kaye	Mark Pearson	Charles G. T. Stonehill
Arlene Isaacs-Lowe	Bertram Scott
Joan Lamm-Tennant

*By:	/s/ Alfred Ayensu-Ghartey
Alfred Ayensu-Ghartey
Attorney-in-Fact
October 17, 2023